Exhibit 10.7

STANDARD OFFICE LEASE

PROJECT:                                                   2231 Rutherford Road, Carlsbad, California

LANDLORD:                                               BECKMAN/CARLSBAD I, LLC

TENANT:                                                     NTN Buzztime, Inc., a Delaware corporation

TABLE OF CONTENTS

ARTICLE 1-BASIC LEASE TERMS	1
1.1 Address for Notice
1.2 Description of Premises
1.3 Commencement Date
1.4 Lease Term
1.5 Minimum Monthly Rent
1.6 Security Deposit
1.7 Base Year
1.8 Tenant’s Pro Rata Share
1.9 Permitted Use
1.10 Tenant’s Guarantor
1.11 Tenant’s Parking Spaces
1.12 Landlord’s Broker
1.13 Additional Provisions
1.14 Exhibits
1.15 Building Hours

ARTICLE 2-LEASE OF PREMISES	2

ARTICLE 3-LEASE TERM	2
3.1 Commencement
3.2 Delay in Commencement
3.3 Early Occupancy
3.4 Option to Extend Term

ARTICLE 4-RENT	3
4.1 Minimum Monthly Rent
4.2 Lease Year
4.3 Additional Rent
4.4 Impounds

ARTICLE 5-SECURITY DEPOSIT	3

ARTICLE 6-OPERATING COSTS	4
6.1 Payment of Excess Operating Cost by Tenant
6.2 Pro Rata Share
6.3 Operating Costs
6.4 Common Facilities

ARTICLE 7-MAINTENANCE AND REPAIRS	4
7.1 Tenant’s Obligations
7.2 Landlord’s Obligations
7.3 Performance by Landlord

ARTICLE 8-REAL PROPERTY TAXES	5
8.1 Payment of Excess Real Property Taxes by Tenant
8.2 Real Property Taxes Defined
8.3 Personal Property Taxes

i

ARTICLE 9-INSURANCE	5
9.1 Landlord’s Insurance
9.2 Tenant’s insurance
9.3 Payment of Insurance Premium Increases and Deductibles
9.4 Waiver of Subrogation
9.5 Tenant’s Use Not to Increase Premium

ARTICLE 10-UTILITIES	7
10.1 Payment of Utilities by Tenant
10.2 Heating, Ventilation and Air Conditioning Hours

ARTICLE 11-USE	7
11.1 Permitted Use
11.2 Compliance with Law and Other Requirements
11.3 Waste; Quiet Conduct
11.4 Rules and Regulations
11.5 Signs
11.6 Parking
11.7 Entry by Landlord

ARTICLE 12-ACCEPTANCE OF PREMISES; NONLIABILITY OF LANDLORD; DISCLAIMER	8
12.1 Acceptance of Premises
12.2 Landlord’s Exemption From Liability
12.3 No Warranties or Representations
12.4 Keys

ARTICLE 13-INDEMNIFICATION	9

ARTICLE 14-HAZARDOUS MATERIALS	9
14.1 Definitions
14.2 Use of Hazardous Materials
14.3 Compliance With Laws; Handling Hazardous Materials
14.4 Notice; Reporting
14.5 Indemnity
14.6 Entry and Inspection; Cure
14.7 Termination; Expiration
14.8 Exit Assessment
14.9 Event of Default

ARTICLE 15- ALTERATIONS; LIENS	11
15.1 Alterations by Tenant
15.2 Permits and Governmental Requirements
15.3 Liens
15.4 Remodel

ARTICLE 16-DAMAGE AND DESTRUCTION	12
16.1 Partial Insured Damage
16.2 Intentionally Omitted
16.3 Total Destruction
16.4 Partial Destruction of Project
16.5 Tenant’s Obligations
16.6 Rent Abatement
16.7 Waiver of Inconsistent Statutes

ARTICLE 17-CONDEMNATION	12
17.1 Condemnation of Premises
17.2 Condemnation of Parking Areas
17.3 Condemnation Award

ARTICLE 18-ASSIGNMENT AND SUBLETTING	13
18.1 Landlord’s Consent Required
18.2 Landlord’s Election
18.3 Costs; Transfer Fee
18.4 Assumption; No Release of Tenant
18.5 No Merger
18.6 Reasonable Restriction

ARTICLE 19-SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE	14
19.1 Subordination
19.2 Attornment
19.3 Estoppel Certificates

ARTICLE 20-SURRENDER OF PREMISES	14
20.1 Condition of Premises
20.2 Removal of Certain Alterations, Fixtures and Equipment Prohibited
20.3 Holding Over

ARTICLE 21-DEFAULT BY TENANT	15

ARTICLE 22-REMEDIES	15
22.1 Termination of Lease
22.2 Continuation of Lease
22.3 Performance By Landlord
22.4 Late Charge; Interest on Overdue Payments
22.5 Landlord’s Right to Require Advance Payment of Rent; Cashier’s Check

ARTICLE 23- DEFAULT BY LANDLORD	17
23.1 Notice to Landlord
23.2 Notice to Mortgagees
23.3 Limitations on Remedies Against Landlord

ARTICLE 24-GENERAL PROVISIONS	17
24.1 Action of Defense by Tenant
24.2 Waiver of Jury Trail
24.3 Attorneys’ Fees
24.4 Authority of Tenant
24.5 Binding Effect
24.6 Brokers
24.7 Construction
24.8 Counterparts
24.9 Entire Agreement
24.10 Exhibits
24.11 Financial Statements
24.12 Force Majeure
24.13 Governing Law
24.14 Joint and Several Liability
24.15 Modification
24.16 Modification for Lender
24.17 Nondiscrimination
24.18 Notice
24.19 Partial Invalidity
24.20 Intentionally Omitted
24.21 Quiet Enjoyment
24.22 Recording
24.23 Relationship of Parties
24.24 Intentionally Omitted
24.25 Rights of Redemption Waived
24.26 Time of the Essence
24.27 Transfer of Landlord’s Interest
24.28 Waiver
24.29 Right of First Offer, Contiguous Space

ARTICLE 25-TENANT IMPROVEMENTS	19
25.1 Space Plan; Construction
25.2 Changes to Tenant Improvements
25.3 Tenant Responsibilities

EXHIBITS:

EXHIBIT A: Preliminary Space Plan
EXHIBIT B: Rules and Regulations

SCHEDULE 1: Disclosure

STANDARD OFFICE LEASE

This STANDARD OFFICE LEASE ("Lease"), dated for reference purposes only February 24, 2011, is entered into by Beckman/Carlsbad I, LLC, a California limited liability company ("Landlord"),  and NTN Buzztime, Inc., a Delaware corporation, (“Tenant”).

1.        BASIC LEASE TERMS.

The basic terms of the Lease set forth in this Article 1 shall be read in conjunction with the other Articles of this Lease, which define and explain the basic terms.

1.1   Address for Notice:

Landlord: c/o Beckman Properties, Inc.
505 Lomas Santa Fe, Suite 100
  Solana Beach, California  92075
  Attention:  Mr. William R. Beckman

Tenant:    NTN Buzztime, Inc., a Delaware corporation,
5966 La Place Court, Suite 100,
 Carlsbad, California 92008

1.2           Description of Premises:

Project Name:  Carlsbad Courtyard

Address:           2231 Rutherford Road
                         Carlsbad, California 92008

Suites:              100, 150, 200 & 210

Approximate Rentable Square Footage (see Exhibit "A"):  28,458

    1.3           Commencement Date:   The later of June 1, 2011, or substantial completion of Tenant Improvements.  Substantial completion shall be deemed to have occurred when Landlord delivers to Tenant (i) the Premises with all Tenant Improvements completed except for minor punch-list items as reasonably determined by Landlord and (ii) any required certificate of occupancy.

1.4   Lease Term (see Article 3): Approximately Eighty- Nine months , beginning on the Commencement Date and ending on the last day of the calendar month which is the Eighty-Ninth month thereafter (the "Expiration Date").

1.5          Minimum Monthly Rent:  Minimum Monthly Rent shall be the following amounts for the following periods:

Period	Minimum Monthly Rent

Commencement Date through the twelfth month of the Term*	$44,109.90

Thirteenth through the twenty fourth month of the Term	$45,433.20

Twenty fifth through the thirty sixth month of the Term	$46,796.19

Thirty seventh through forty eighth month of the Term	$48,200.08

Forty ninth through the sixtieth month of the Term	$49,646.08

Sixty-first through the Seventy second month of the Term	$51,135.46

Seventy third through the last month of the Term	$52,669.52

1.6          Security Deposit::  (see Article 5).   $52,669.52

1.7          Base Year:  2011

1.8          Tenant's Pro Rata Share: 71.97%

1.9          Permitted Use (see Article 11): general office uses permitted in the zoning and consistent with office buildings in Carlsbad Research Center, and for no other use.
1.10        Tenant's Guarantor (If none, so state): None.

1.11        Tenant's Parking Spaces (Unassigned) (see Section 11.6):  97

1.12        Landlord's Broker (If none, so state):  Joe Anderson and Cassidy Turley/BRE Commercial.

Tenant's Broker (If none, so state):  Louis J. Tomaselli   of 360 Commercial Partners and  Seth Davenport of Voit Commercial Real Estate Services,.

1.13       Additional Provisions: * Rental Abatement. Provided that there has not been any Event(s) of Default on the part of Tenant under this Lease nor any condition that with the giving of notice or the passage of time or both    would constitute an Event of Default on the part of Tenant under this Lease, the Minimum Monthly Rent for the Premises shall be abated and no Minimum Monthly Rent shall be due for months two (2) through thirteen (13).

1.14       Exhibits: The following Exhibits are attached to and made a part of this Lease:

Exhibit "A"  -  Preliminary Space Plan
Exhibit "B"  -  Rules and Regulations
Schedule 1 -- Disclosure

1.15       Building Hours: 7:00am to 6:00pm Monday through Friday
                                         8:00am to 12:00pm Saturday

1.16       Tenant Improvement Allowance: $20.00 per rentable square foot which based on 28,458 rentable square feet equals $569,160.00.

2.        LEASE OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") described in Section 1.2, which are indicated on the site/floor plan attached as Exhibit "A".  The Premises are part of the office building or center identified in Section 1.2 (the "Project"). The approximate Rentable Square Footage identified in Section 1.2 is a measurement of the net leasable floor area of the Premises, as determined by Landlord and applied on a consistent basis throughout the Project.

3.        LEASE TERM.

3.1     Commencement.  The term of this Lease (the "Lease Term") shall commence on the Commencement Date stated in Section 1.3 and shall continue for the period stated in Section 1.4, unless sooner terminated pursuant to any provision of this Lease.

3.2     Delay In Commencement.  If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.3 for any reason (including if the Tenant Improvements to be constructed by Landlord under Section 25 are not substantially complete), Landlord shall not be subject to any liability therefor.  Such nondelivery shall not affect the validity of this Lease nor the obligations of Tenant hereunder, provided however: (a) Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant, and (b) if possession of the Premises is not delivered to Tenant within thirty (30) days of the Commencement Date, then last day of the Lease Term shall be extended by the total number of days that possession is so delayed, plus the minimum number of additional days necessary to make the Expiration Date the last day of a calendar month; (c) if Landlord does not deliver possession of the Premises by July 1, 2011, without fault on Tenant’s and/or it’s agents, contractors, space planners’ part, Landlord give Tenant a credit toward Tenant’s future Minimum Monthly Rent under the Lease in the amount of $1627.52 per day, for each day, until possession of the Premises is delivered to Tenant, and (d) if Landlord does not deliver possession of the Premises by  October 1,  2011, unless due to fault on Tenant’s part and/or it’s agents, contractors, space planners’ part, Tenant shall have the right to terminate the Lease.

3.3     Early Occupancy.  If Tenant occupies the Premises or any part thereof prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease other than the payment of Minimum Monthly Rent and other monthly charges.  Such occupancy shall not advance the Expiration Date.  Thirty days prior to completion of the Tenant Improvements and provided such does not interfere with the build out of the Tenant Improvements, Tenant may access  the Premises for the installation of telecommunication wiring, computer feeder lines, and related equipment; except for the foregoing,, Tenant shall not occupy or use the Premises until all Tenant Improvements are substantially completed.  Tenant shall pay for any utilities consumed by Tenant during such early occupancy period.

3.4     Option to Extend Term.

(a)  Provided that Tenant is not and has never committed an Event of Default by Tenant under the terms of the Lease, and provided further that no condition exists that, with the giving of notice or the passage of time or both would constitute an Event of Default under this Lease, Tenant shall have the option (the "Option") to extend the term of this Lease for one (1) additional period of  five (5) years upon all of the terms and conditions of the Lease, other than the Minimum Monthly Rent, which shall be determined as described below.  The Option must be exercised, if at all, by Tenant giving Landlord written notice of the exercise thereof no more than twelve (12) months and no less than six (6) months prior to the expiration of the Lease Term.  Any failure of Tenant to give due notice of its exercise of the Option within such time shall constitute an irrevocable election on the part of Tenant not to exercise the Option.

(b)  The Minimum Monthly Rent during the Option Term shall be the then "Fair Market Rental Value" of the Premises, as defined below.  Upon exercise of the Option, Landlord and Tenant shall, in good faith, attempt to reach a mutually acceptable Fair Market Rental Value of the Premises and consequent Minimum Monthly Rent for the Option Term.

(c)  If Landlord and Tenant cannot agree upon the Fair Market Rental Value within ten (10) business days of Tenant's exercise of the Option, then, within five (5) business days thereafter, Landlord and Tenant shall each select and notify the other of the name of an "Evaluator," who, for purposes of the Lease, shall be an independent and impartial real estate professional (such as a licensed real estate broker) having more than ten years' experience in the leasing of space comparable to the Premises.  Each Evaluator shall promptly proceed to select a third Evaluator, who shall have the aforesaid qualifications of an Evaluator.  Such third Evaluator shall determine the Fair Market Rental Value of the Premises and shall deliver to both Landlord and Tenant a copy of such determination within ten (10) business days after his or her appointment as the third Evaluator.  The parties agree that the third Evaluator's determination as aforesaid shall be considered as the Fair Market Rental Value of the Premises and shall be conclusive and binding upon Landlord and Tenant; provided, however, that Tenant may  void Tenant’s exercise of the Option by giving notice to Landlord within ten (10) business days after such third Evaluator has rendered its decision, in which case the Option shall be of no further force or effect and the term of the Lease shall expire at the end of the initial Term.  If the original two Evaluators shall fail to agree upon the selection of a third Evaluator, the same shall be designated by the president of the San Diego Board of Realtors, or any successor organization thereto.  Landlord and Tenant shall each pay any fees of their own Evaluator and shall share equally the fees of the third Evaluator, if any.

(d)  As used herein, the term "Fair Market Rental Value" shall mean the then-prevailing rental for space comparable to the Premises in the Carlsbad Research Center area of the City of Carlsbad  that a willing, comparable Tenant would pay to a willing Landlord, neither of whom is compelled to rent, at arms length during a term as the case may be on all of the terms and conditions of the Lease (other than the Minimum Monthly Rent for the Option Term, which is to be determined pursuant to this Section).  The determination of Fair Market Rental Value shall also include any appropriate adjustments over the term of the Option Term in the Minimum Monthly Rent based on the cost of living or otherwise, including any minimums and maximums in the adjustment thereof.

4.         RENT.

4.1     Minimum Monthly Rent.  Tenant shall pay minimum monthly rent ("Minimum Monthly Rent") in the initial amount stated in Section 1.5.  The Minimum Monthly Rent shall be increased as set forth in Section 1.5 and/or elsewhere in this Lease. Tenant shall pay the Minimum Monthly Rent on or before the first day of each calendar month, in advance, at the office of Landlord or at such other place designated by Landlord, without deduction, offset or prior demand, except as provided in this Lease.  If the Commencement Date is not the first day of a calendar month, the rent for the partial month at the beginning of the Lease Term shall be prorated on a per diem basis and shall be due on the first day of such partial month. Upon execution of this Lease, and before the Commencement Date, Tenant shall pay to Landlord the aggregate of the first month's Minimum Monthly Rent and the Security Deposit (see Section 5).

4.2     Lease Year.  As used in this Lease, the term "Lease Year" means (i) the first period of twelve (12) full calendar months following the Commencement Date (including, if the Commencement Date is not the first day of a calendar month, the period between the Commencement Date and the next first day of the month), (ii) each period of twelve (12) full calendar months thereafter, and (iii) any remaining period at the end of the Lease Term of less than twelve (12) full calendar months.

4.3     Additional Rent. All charges payable by Tenant in addition to Minimum Monthly Rent shall constitute Additional Rent to Landlord.  All remedies available to Landlord for nonpayment of rent shall be available for nonpayment of any such Additional Rent.  Unless this Lease provides otherwise, all Additional Rent shall be paid by Tenant, without limitation or offset, within fifteen (15) days after Tenant's receipt of a statement from Landlord.  Additional Rent includes, without limitation, excess Operating Costs (see Article 6), Maintenance and Repairs (see Article 7), excess Real Property Taxes (see Article 8), excess insurance costs (see Article 9), Utilities (see Article 10),and attorneys' fees and costs (see Section 24.3).  If any Minimum Rent is abated or waived pursuant to another specific term of this Lease or in any separate agreement, it is understood that such abatement of waiver shall apply only to the Minimum Monthly Rent, and Tenant shall be obligated to pay all components of Additional Rent (including the applicable impounds thereof) during the periods of abatement or waiver of Minimum Monthly Rent and throughout the Lease Term.  Minimum Monthly Rent, Additional Rent, and all other charges and monetary amounts due Landlord from Tenant hereunder shall constitute "rent."

4.4     Impounds.  After the Base Year, Landlord shall have the right, but not the obligation, to collect and impound, in advance, any or all components of excess Operating Costs, excess Real Property Taxes, excess insurance costs, and Utilities (as defined in section 10.1), based upon Landlord's reasonable estimate of Tenant's future liability for such amounts under this Lease.  Landlord shall initially establish the monthly amount of such impound ("Monthly Impound Payments"), based upon its estimate of one-twelfth of Tenant's annual liability therefor.  Landlord shall have the right, at any time during the Lease Term, to initiate or reasonably adjust the amount of the Monthly Impound Payment upon not less than 30 days written notice to Tenant, which shall include reasonable documentation supporting the estimate.  The Monthly Impound Payment shall be due and payable on the first day of each month throughout the Lease Term.  Any failure to pay the Monthly Impound Payment when due shall be considered a failure to pay rent when due under Section 21(a) and other relevant provisions of this Lease, and shall entitle Landlord to exercise any or all of its remedies available in the same manner as for the failure to pay rent, including the imposition of late charges and interest.  Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall have the right to apply all unapplied amounts of Monthly Impound Payments to Tenant's default.  Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant an accounting of Tenant's actual Pro Rata Share of excess Operating Costs, excess Real Property Taxes, excess insurance costs, and Utilities and the estimated amounts paid by Tenant.  Any overpayment by Tenant shall be credited against next Monthly Impound Payments due hereunder, or, at Landlord's option, shall be remitted to Tenant within 30 days of delivery of such accounting.  Tenant shall pay the amount of any underpayment within 30 days after receipt of the accounting.  Tenant acknowledges that the Monthly Impound Payments are estimates only and not a representation of the amount of Tenant's ultimate liability for excess Operating Costs, excess Real Property Taxes, excess insurance costs, and Utilities.

5.         SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in Section 1.6 (the "Security Deposit"), to be held by Landlord, without liability for interest, as security for Tenant's performance of its obligations under this Lease.  Landlord shall not be required to keep the Security Deposit separate from its other accounts.  Landlord may apply all or a part of the Security Deposit to any Event of Default due to unpaid rent  (including unpaid Additional Rent or Monthly Impound Payments) or other monetary payments due from Tenant or to cure any other Event of Default of Tenant hereunder and to compensate Landlord for all damage and expense sustained as a result of such Event of Default.  If all or any portion of the Security Deposit is so applied, Tenant shall deposit cash sufficient to restore the Security Deposit to its original amount within fifteen (15) days after receipt of Landlord's written demand.  If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of the later of the expiration or earlier termination of this Lease or the vacation of the Premises by Tenant.  At Landlord's request, Tenant shall accompany Landlord or Landlord's representative on a "walk-through" of the Premises prior to Landlord's return of the Security Deposit.

6.         OPERATING COSTS.

6.1     Payment of Excess Operating Costs by Tenant. Unless disputed, Tenant shall pay (or receive a credit against rent for) its Pro Rata Share of the amount by which Operating Costs (as defined herein) exceed (or are less than) , during any calendar year, the Operating Costs for the Base Year identified in Section 1.7.  Tenant's Pro Rata Share shall be computed by Landlord on a calendar year basis beginning the next year following the Base Year.  Tenant shall pay the undisputed amount of such Pro Rata Share to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within thirty (30) days after receipt of a statement from Landlord.  If Tenant disputes any invoice, charge or billing from Landlord for Tenant’s Pro Rata Share of Excess Operating Costs, which dispute is not resolved by the parties within thirty (30) days after Tenant’s notice to Landlord that Tenant is disputing said charges, such dispute shall be submitted to binding arbitration before the Judicial and Mediation Services (JAMS) of San Diego County in conformity with the rules of the American Arbitration Association.  The nonprevailing party in such arbitration shall pay all costs of arbitration of the prevailing party, including reasonable attorneys’ fees and costs and the arbitrator’s award to the prevailing party, within five (5) business days after receipt of notice of the award.  As used in the preceding sentence, Landlord shall be considered to be the prevailing party if more than fifty percent (50%) of all or any portion of the amount disputed is awarded to Landlord, Tenant shall be considered the prevailing party if less than fifty percent (50%) of the amount disputed is awarded to Landlord, and neither party shall be considered the prevailing party if exactly fifty percent (50%) of the amount disputed is awarded to Landlord.

6.2     Pro Rata Share.  Tenant's Pro Rata Share is stated in Section 1.8 and represents the ratio of the Rentable Square Footage of the Premises (identified in Section 1.2) to the total Rentable Square Footage of the Project, as determined by Landlord.   Changes in Rentable Square Footage shall be effective on the first day of the first calendar month following the change.  Tenant's share of excess Real Property Taxes, excess insurance costs and other components of Additional Rent shall be computed on the same basis as Tenant's Pro Rata Share, unless some other basis would be more equitable.  If the Project is not fully occupied during any year or in the event all of the Project is not provided with standard services during any year, an adjustment shall be made by Landlord in computing Operating Costs for such year so that Operating Costs shall be computed as though 95% of the Project had been occupied and 95% of the Project had been provided with standard services during such year (or such Operating Costs shall be computed in accordance with actual occupancy or actual provision of standard services if such respective amounts shall exceed 95%); but in no event shall the aggregate amount of Operating Costs collected by Landlord from all tenants in the Project exceed the actual Operating Costs for said year.  Additionally, if any item of the Common Facilities exclusively serves the Premises, then Tenant's Pro Rata Share of such item shall be 100%.

6.3     Operating Costs. "Operating Costs" includes all costs of operating, managing, repairing and maintaining the Common Facilities, including without limitation: gardening and landscaping; the cost of public liability and property damage insurance; Real Property Taxes, as defined in Section 8.2 but applicable to the Common Facilities; utilities; line painting and parking lot repairs; roof repairs; lighting; trash and refuse removal; supplies; equipment; exterior painting; capital improvements (including without limitation the costs of roof, parking lot and underground utilities replacements); reasonable reserves for repairs and replacements; the costs of altering, improving, renovating, upgrading or retrofitting any portion of the Common Facilities to comply with all laws, regulations and governmental requirements applicable to the Project (including without limitation those related to disabled persons, hazardous materials, lighting upgrades, sprinkler and energy-saving retrofits); security service; property management costs and administrative fees; bookkeeping services; labor; and the cost of personnel to implement such services and to direct parking.  In lieu of including the entire amount of any such expense in Operating Costs in any one period, Landlord, at its election reasonably exercised, will spread the inclusion of, or may amortize, any such expenses, or a reasonable reserve for anticipated expenses, in Operating Costs over such multiple periods as Landlord shall determine.

6.4     Common Facilities.  "Common Facilities" means all areas, facilities, utilities, equipment and services provided by Landlord for the common use or benefit of the occupants of the Project, and their employees, agents, customers and other invitees, including without limitation, if the same exist:  building lobbies, structural elements and exteriors, common corridors and hallways, restrooms, pedestrian walkways, driveways and access roads, parking lots, access facilities for disabled persons (including elevators),  landscaped areas, stairways, elevators, retaining walls, all areas required to be maintained under the conditions of governmental approvals for the Project, comfort and first-aid stations, parcel pick-up stations, and other generally understood public or common areas.  Landlord reserves the right to relocate, alter, improve, or adjust the size and location of any Common Facilities from time to time upon reasonable notice, but without liability to Tenant, so long as reasonable access to and by Tenant is maintained.

7.         MAINTENANCE AND REPAIRS.

7.1     Tenant's Obligations.  Except as provided in Section 7.2, Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation: all nonstructural, interior areas; all interior glass, glazing, windows, window moldings, partitions, doors and door hardware; exterior glazing is the responsibility of the Landlord unless damaged by Tenant’s occupancy and use of the Premises (see 7.2); all interior painting; all fixtures and appurtenances in the Premises or exclusively serving the Premises including electrical, lighting and plumbing fixtures; and all other portions of the Premises seen or unseen, normal wear and tear excluded.  If any portion or element of the Premises, or the other systems or equipment for which Tenant is responsible hereunder cannot be fully repaired, Tenant shall promptly replace the same at its sole cost and expense regardless of whether the benefit of such replacement extends beyond the Lease Term.

7.2     Landlord's Obligations.  Landlord shall at Landlord’s expense repair and maintain all Common Facilities, the heating, ventilation and air conditioning system serving the Premises, the common elements of the electrical, lighting and plumbing systems of the Premises and the Common Facilities, subject to Tenant's obligation to pay its Pro Rata Share of excess Operating Costs as provided in Article 6.  Notwithstanding the foregoing, Landlord shall repair and maintain the roof structures, foundation and major structural elements of the Project, as well as any defects in the Tenant Improvements, without reimbursement from Tenant. Provided, however, that Tenant shall pay the  full amount of any maintenance and repairs necessitated by any act, omission, conduct or activity of, or breach of this lease by, Tenant or any of Tenant's officers, agents, customers or invitees (except for normal wear and tear arising from Tenant’s occupancy and use of the Premises).  Tenant shall pay the cost of such required repairs, as Additional Rent, within 30 days after receipt of a statement from Landlord.  .  Except as provided in Article 16 (Damage and Destruction) and Article 17 (Condemnation), there shall be no abatement of rent and Landlord shall have absolutely no other responsibility to repair, maintain or replace any portion of the Premises at any time.  Tenant waives the right to make repairs at Landlord's expense under California Civil Code Section 1942, or under any other law, statute or ordinance now or hereafter in effect.  Landlord's obligations under this Section are not intended to alter or modify in any way the provisions of Article 12.

7.3     Performance By Landlord.  If Tenant refuses or neglects to perform its maintenance obligations hereunder, and if such failure has a material impact on other occupants of the Project, Landlord shall have the right (but not the obligation), upon three (3) days' prior notice to Tenant, to enter the Premises and perform such repairs and maintenance on behalf of Tenant.    Landlord shall not be liable to Tenant for any loss or damage to Tenant's merchandise, fixtures, or other property or to Tenant's business in connection with Landlord's performance hereunder, except due to Landlord’s or its contractors’ gross negligence or intentional misconduct and Tenant shall pay Landlord's costs of repairs that are the responsibility of Tenant, within 30 days of presentation of a statement therefor, as Additional Rent.  Tenant shall also pay interest at the rate provided in Section 22.4 from the date thirty (30) days after Landlord's invoice for such repairs to the date paid by Tenant.

8.        REAL PROPERTY TAXES.

8.1     Payment of Excess Real Property Taxes by Tenant.  Tenant shall pay all Real Property Taxes applicable to the Premises during the Lease Term that exceed, during any calendar year the Real Property Taxes for the Base Year identified in Section 1.7.  If the Premises are not separately assessed, a share of the tax bill that includes the Premises shall be allocated to the Premises.  Such share shall be equitably apportioned based upon the Rentable Square Footage of the Premises compared to the total Rentable Square Footage covered by the tax bill, the respective valuations assigned in the assessor's worksheet, or other reasonably available information.  Tenant shall pay such obligation for excess Real Property Taxes to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within 30 days after receipt of a statement from Landlord.

8.2     Real Property Taxes Defined.  "Real Property Taxes" means all taxes, assessments, levies, fees and other governmental charges levied on or attributable to the Premises or any part thereof, including without limitation: (a) real property taxes and assessments levied with respect to all or a portion of the Premises, (b) assessments, charges and fees charged by governmental agencies or districts for services or facilities provided to the Premises, (c) transfer, transaction, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord, excluding any federal or state income, franchise, estate or inheritance taxes of Landlord, (d) taxes based upon a reassessment of the Premises due to a transfer or change of ownership, and (e) any assessment, charge or fee that is a substitute in whole or in part for any tax now or previously included within the definition of Real Property Taxes.  If Landlord elects to contest an assessment of any Real Property Taxes, Landlord shall have the right to recover its actual costs of such contest (including attorneys' fees and costs) as part of Real Property Taxes, but only to the extent such contest has resulted in a reduction of Real Property Taxes.  Tenant shall not be entitled to the benefit of any reduction, refund, rebate or credit accruing or payable to Landlord prior to the commencement of or after the expiration or other termination of the Lease Term unless applicable to periods encompassed by the Lease Term or any extensions thereof; in which case Tenant shall be entitled to a proportionate share of such rebate after deduction of Landlord’s expenses incurred in connection with the acquisition thereof. Notwithstanding the definition of Real Property Taxes set forth in Section 8.2 hereof, excess Real Property Taxes shall not include any temporary or permanent supplemental assessments arising from Landlord’s installation of tenant improvements in space other than the Premises.

8.3     Personal Property Taxes.  Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.  Tenant shall attempt to have such personal property taxed separately from the Premises.  If any such taxes on Tenant's personal property are levied against Landlord or the Premises, or if the assessed value of the Premises is increased by inclusion of a value placed upon such personal property of Tenant, then: (a) Landlord, after written notice to Tenant, shall have the right to pay the taxes levied against Landlord, or the taxes based upon such increased valuation, but under protest if so requested by Tenant in writing, and (b) Tenant shall pay to Landlord the taxes levied against Landlord, or the taxes resulting from such increased valuation, within fifteen (15) days after Tenant's receipt of a written statement from Landlord.

9.        INSURANCE.

9.1     Landlord's Insurance.  During the Lease Term, Landlord shall maintain insurance covering loss or damage to the Premises (excluding Tenant's Alterations, fixtures, equipment and personal property), insuring against any or all risks of physical loss (and including, at Landlord's option, flood and earthquake coverage), with the scope and amounts of such coverage as determined by Landlord.  Said insurance shall provide for payment of loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises.  Landlord shall also maintain during the Lease Term a policy of rental income insurance covering a period of one (1) year, with loss payable to Landlord.  Landlord shall also maintain  liability insurance of not less than $1,000,000 combined single liability limits and $3,000,000 combined aggregate liability limits and other insurance (including environmental insurance) as Landlord may, at its sole option, elect to maintain.

9.2     Tenant's Insurance.

(a) Tenant shall at all times maintain, at Tenant's sole expense, insurance against any or all risks of physical loss in an amount adequate to cover the cost of replacement of all of Tenant's Alterations, trade fixtures, equipment and personal property.  Such policy shall be issued by an insurance company approved by Landlord, shall name Landlord and Landlord's lender as additional insureds, and shall provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender. Tenant shall deliver a certificate evidencing such insurance to Landlord and a renewal or binder at least twenty (20) days prior to expiration.  Tenant acknowledges that Landlord's insurance is not intended to cover Tenant's Alterations, trade fixtures, equipment, and  personal property.  Provided, however, that at Landlord's sole election, Landlord may obtain at Tenant's expense any or all of the insurance described in this Section.

(b) Tenant shall, at Tenant's sole cost and expense, provide comprehensive general liability insurance, fully covering and indemnifying Landlord and such other person related to Landlord covered by a standard comprehensive general liability insurance policy, and their respective successors and assigns (together with, at Landlord's election, Landlord's lender), as additional insureds, against any and all claims arising from personal injury, death, and/or property damage occurring in or about the Premises or the Project during the period of Tenant's possession (actual and/or constructive) at the Premises.  The initial limits of such insurance shall be at least $2,000,000 per occurrence.  Tenant shall also, at its sole cost and expense, obtain workers' compensation insurance for the protection of its employees such as will relieve Landlord of all liability to such employees for any and all accidents that may arise on or about the Premises or the Project.  If Tenant's use of the Premises involves any use, generation, manufacturing, storage or disposal of any Hazardous Materials, or if any of Tenant's activities increases any risk of any liability to Tenant or Landlord under Hazardous Materials Laws, at Landlord's request, Tenant shall carry such environmental insurance as may be required by Landlord or Landlord's lenders. All insurance required to be carried by Tenant shall be primary and noncontributory to any insurance carried by Landlord, regardless of the absence of negligence or other fault of Tenant for alleged injury, death and/or property damage.

(c) Each policy of insurance required to be carried by Tenant hereunder shall: (i) contain contractual liability endorsements and provisions or endorsements such that insured losses caused by Tenant are not excluded from Landlord's coverage, (ii) provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender, (iii) be issued by an insurer licensed in California and reasonably approved by Landlord, and (iv) shall insure Tenant's performance of the indemnity provisions of Article 13, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder.  Tenant shall be responsible for the payment of the full amount of any deductible or self-insured retention on its insurance.  Prior to the Commencement Date, Tenant shall deliver a certificate evidencing all such insurance to Landlord.  Tenant shall deliver a renewal or binder of such policy prior to expiration thereof.  Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.  Tenant shall be in material breach of this Lease if Tenant fails to obtain the insurance required under this Section, or if Tenant obtains insurance with terms, conditions and/or exclusions that are inconsistent with the requirements and terms of this Lease.
9.3     Payment of Insurance Premium Increases and Deductibles.  Tenant shall pay directly all premiums for its liability insurance required under Section 9.2 and for all other insurance Tenant elects to carry.  Tenant shall pay the insurance premiums on Tenant’s policies or, where applicable, its Pro Rata Share or more equitable apportionment determined by Landlord, for the insurance policies carried or obtained by Landlord described in this Article in excess of (or receive a credit for its share of any decrease as compared to) the premiums payable during the Base Year described in Section 1.7, but only if such increase (or decrease) is the result of lender requirements or general rate increases/decreases.  If the Lease Term expires before the expiration of any such insurance policy, Tenant's liability for premiums shall be prorated on an annual basis.  Tenant shall pay such obligation for excess insurance costs to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within 30  days after receipt of a statement from Landlord.  If any insurance policy maintained by Landlord covers improvements or real property other than the Premises, Landlord shall reasonably determine the portion of the premiums applicable to the Premises, and Tenant shall pay its share thereof as so determined.

9.4     Waiver of Subrogation.  Each party waives all rights of recovery against the other party and its officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, for any claims for loss or damage to person or property caused by or resulting from fire or any other risks insured against under any insurance policy in force at the time of such loss or damage.  Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy.

9.5     Tenant's Use Not to Increase Premium.  Tenant shall not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article that may be prohibited by, or that might invalidate, in whole or in part, the coverage afforded by, a standard form of fire or all risk insurance policy.  Tenant shall pay the entire amount of any increase in premiums that may be charged during the Lease Term for the insurance that may be maintained by Landlord on the Premises or the Project resulting from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same.  In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule issued by the entity making the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the items and charges that make up the fire insurance rate on the Premises.

10.       UTILITIES.

10.1     Payment of Utilities by Tenant.  Landlord shall furnish the following utilities and services to the Premises during generally accepted business days and hours (as determined by Landlord), subject to the Project Rules and Regulations: heating, ventilation and air conditioning (See Section 10.3); electricity for normal desk top office, telecommunications, computer and copying equipment; water; lighting; routine janitorial service for the Common Facilities, and five days per week routine janitorial service for the Premises.  Tenant shall pay the cost of all electrical utilities and electrical services supplied to the Premises.  Tenant shall make payments for all separately metered electrical utilities, when due, directly to the appropriate supplier.  If any electrical utilities or services are not separately metered or monitored, Tenant shall pay its Pro Rata Share of the portion thereof not attributed to the Common Facilities (such share referred to herein as the “Utilities”), as set forth in Section 1.8, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within 30 days after receipt of a statement from Landlord. Landlord makes no representation or warranty as the suitability of the utility service for Tenant's requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute any actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under the Lease.  Provided, however, if Landlord reasonably determines that Tenant is using any service or utility materially in excess of Tenant's Pro Rata Share, Landlord may require Tenant to pay an increased share equitably determined by Landlord or to install, at Tenant's sole expense, a separate meter for any such utility that is not separately metered. Utilities shall be equitably reduced in the event any other tenant’s use of non-separately metered service or utility is materially in excess of such other tenant’s pro rata share. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle Tenant to terminate this Lease or abate the rent due hereunder, except for interruptions caused by the gross negligence or intentional misconduct of Landlord or its contractors.

10.2     Heating, Ventilation and Air Conditioning Hours; Additional Services.  Landlord shall provide heating, ventilation and air conditioning services to the Premises during normal business hours, which, on the Commencement Date, shall be deemed to be from 7:00am to 6:00pm, Monday through Friday, and 8:00am through 12:00p.m. on Saturdays, except for Christmas Day, Thanksgiving Day, New Year’s Day, Memorial Day, Independence Day and Labor Day.  Should Tenant desire that HVAC services be provided to the Premises at hours other than such normal business hours, then, upon at least two (2) business days’ request therefore, Landlord shall provide such services.  Tenant shall pay to Landlord, upon invoice, an amount equal to $25.00  per hour of service; such amount to be increased after the initial term to Landlord’s cost of providing such services, plus a fifteen percent (15%) fee for overhead.  It is understood that the HVAC units are not individual to each premises and that Tenant’s request for additional HVAC services may require that other premises in the Project to be so served.  In such an event, Tenant shall pay the total cost of providing such services, even if such services must be provided to other portions of the Project.

11.       USE

11.1     Permitted Use.  The Premises shall be used and occupied only for the permitted uses specified in Section 1.9.  The Premises shall not be used or occupied for any other purposes without the prior written consent of Landlord.  Tenant shall provide such information about such proposed use as may be reasonably requested by Landlord.  Landlord shall not unreasonably withhold its consent to any requested change of use, and shall have the right to impose reasonable restrictions on such other use.  Factors that Landlord may take into account in granting or withholding its consent shall include, without limitation: (a) whether the proposed use is compatible with the character and tenant mix of the Project, (b) whether the proposed use poses any increased risk to Landlord or any other occupant of the Project, (c) whether any proposed Alterations to accommodate such proposed use might decrease the rental or sale value of the Premises or the Project, and (d) whether Tenant has the requisite expertise and financial ability to successfully operate in the Premises with the proposed use.

11.2     Compliance with Law and Other Requirements.  Tenant shall not do or permit anything to be done in or about the Premises in conflict with all laws, ordinances, rules, regulations, orders, requirements, and recorded covenants and restrictions applicable to the Premises, whether now in force or hereafter in effect, including any requirement to make alterations or to install additional facilities required by Tenant's occupancy or the conduct of Tenant's business, and Tenant shall promptly comply with the same at its sole expense,
11.3     Waste; Quiet Conduct.  Tenant shall not use or permit the use of the Premises in any manner that tends to create waste or a nuisance, that will cause objectionable noise or odors, or that may disturb the quiet enjoyment of any other tenant in the Project.

11.4     Rules and Regulations.  Tenant shall comply with the Rules and Regulations for the Project attached as Exhibit "B", as the same may be reasonably amended by Landlord from time to time, upon notice to Tenant.

11.5     Signs.

            (a)  Landlord shall provide Tenant with building standard identification signage on the building directory in the building lobby and on or near the main entry door to the Premises.  Signage shall include up to four (4) individual tenant names on all building directories.  Except as provided in the next section, no other sign, placard, pennant, flag, awning, or advertising matter of any kind shall be placed or maintained on any exterior door, wall or window of the Premises or in any area outside the Premises, and no decoration, lettering or advertising matter shall be placed or maintained on the glass of any window or door, or that can be seen through the glass, of the Premises without Landlord's prior written approval, not to be unreasonably withheld.

            (b) Tenant shall have the non-exclusive right to place its identification sign on the monument sign serving the Project and one (1) building exterior sign.  All costs associated with design, permitting, fabrication, application and removal of all such signs shall be borne by Tenant.  Such signs shall be subject to the approval of Landlord not to be unreasonably withheld, and shall conform to all sign criteria and other requirements of the City of Carlsbad and Carlsbad Research Center.  Landlord shall assist Tenant in obtaining City of Carlsbad and Carlsbad Research Center approval.

11.6     Parking. Tenant shall have the nonexclusive right, in common with others, to use the parking areas of the Project; provided, however, that Tenant shall not use more than the number of parking spaces designated in Section 1.11 for Tenant's employees, customers, visitors or parties making deliveries to or providing service to Tenant.  If no number of such spaces is so indicated, Tenant shall not use more than its reasonable share of parking spaces, as Landlord shall determine, in its sole and absolute discretion.  Landlord reserves the right, without liability to Tenant, to modify the parking areas, to designate the specific location of the parking for Tenant's employees, customers, visitors, or parties making deliveries to or providing service to Tenant, and to adopt reasonable rules and regulations for use of the parking areas.

If Tenant's employees, customers, visitors, or parties making deliveries to or providing services to Tenant are occupying/utilizing any parking spaces in excess of the number of parking spaces designated in Section 1.11, then any of the aforementioned in excess of this number will be required to park offsite.  Requiring its employees, customers, visitors or parties making deliveries to or providing service to Tenant to park offsite will be the responsibility of Tenant.  Landlord shall have the right but not the obligation to monitor and/or enforce this process.  If Landlord, in its sole discretion, decides to implement a program to manage the parking, Tenant shall promptly pay its reasonable share of the cost of implementing this program.

11.7     Entry by Landlord.  Tenant shall, upon notice as provided herein, permit Landlord and Landlord's agents to enter the Premises at all reasonable times for any of the following purposes: (a) to inspect the Premises, (b) to supply any services or to perform any maintenance obligations of Landlord, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, (c) to make repairs to the Common Facilities or systems within the responsibilities of Landlord, including the heating, ventilation, air conditioning or plumbing systems, to correct, repair or bring into legal compliance any fire or other life safety systems of the Premises, and to repair or replace any broken glass or glazing., (d) to post notices of nonresponsibility, (e) to place any usual or ordinary "for sale" signs, or (f) within six (6) months prior to the expiration of this Lease, to place any usual or ordinary "for lease" signs. Except as provided in Article 16, no such entry shall result in any rebate of rent or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises. Landlord shall give at least 24 hours notice to Tenant prior to any entry except in an emergency, including correcting or removing any dangerous or hazardous condition, or unless Tenant consents at the time of entry. After not less than twenty-four (24) hours notice, if Tenant is not personally present to open and permit an entry into the Premises, at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise specifically provided herein.  Any entry for Premises improvements, replacements, remodeling or additions shall be at times and upon conditions reasonably acceptable to Tenant and consistent with its quiet enjoyment, not to be unreasonably withheld or delayed, provided Tenant shall have a reasonable opportunity to review plans and specifications for same prior to its acceptance.

12.          ACCEPTANCE OF PREMISES; NONLIABILITY OF LANDLORD; DISCLAIMER.

12.1     Acceptance of Premises.  By taking possession hereunder, Tenant acknowledges that it has examined the Premises and accepts the condition thereof.  Tenant acknowledges and agrees that Landlord has no obligation to improve the Premises other than as set forth specifically in this Lease, if at all.  In particular, Tenant acknowledges that any additional improvements or alterations needed to accommodate Tenant's intended use shall be made solely at Tenant's sole cost and expense, and strictly in accordance with the requirements of this Lease (including the requirement to obtain Landlord's consent thereto), unless such improvements and alterations are specifically required of Landlord.  Landlord shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkler retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials.  Landlord shall be under no obligation to provide utility, telephone or other service or access beyond that which exists at the Premises as of the date of this Lease, unless Landlord specifically agrees in writing to provide the same.  If it is anticipated that Tenant will be doing any Alterations or installations prior to taking occupancy, any delays encountered by Tenant in accomplishing such work or obtaining any required permits therefor shall not delay the Commencement Date or the date that Tenant becomes liable to pay rent, or the date that Landlord may effectively deliver possession of the Premises to Tenant.  By taking possession hereunder, Tenant acknowledges that it accepts the square footage of the Premises as delivered and as stated in this Lease.  No discovery or alleged discovery after such acceptance of any variance in such square footage as set forth in this Lease (or in any proposal, advertisement or other description thereof) shall be grounds for any adjustment in any element of the rent payable hereunder, unless such adjustment is initiated by and implemented by Landlord in writing. Landlord has provided or will provide Tenant with Landlord’s measurement and calculation of the leased square footage prior to execution of the Lease.

12.2     Landlord's Exemption From Liability.  Landlord shall not be liable for injury to Tenant's business or loss of income therefrom, or for personal injury or property damage that may be sustained by Tenant or any subtenant of Tenant, or their respective employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, flood, earthquake or other natural disaster, or from steam, electricity, gas, water or rain, that may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning, lighting fixtures or computer equipment or software, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except to the extent caused by the gross negligence or intentional misconduct of Landlord or its contractors.  Landlord shall not be liable for any damages to property or for personal injury or loss of life arising from any use by, act or failure to act of any third parties (including other occupants of the Project) occurring in, or about the Premises or in or about the Project (including without limitation the criminal acts of any third parties) except Landlord’s agents and contractors.  Landlord shall not be liable for any latent defect in the Premises or in the Project.  All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, from and against any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers except to the extent caused by the gross, negligence or intentional misconduct of Landlord or its contractors.

12.3     Warranties and Representations.

(a)     Landlord represents and warrants that to Landlord’s actual knowledge there are no actual or threatened foreclosure actions, liens, mortgages,  breaches of any of the foregoing  and/or lawsuits that would, conflict with Tenant’s rights under this Lease or its quiet enjoyment with respect to the Premises or use of the Common Facilities, except those rights and actions listed in Schedule 1.

(b)     Landlord represents and warrants that Landlord owns the entire right, title and interest in the Project.  Landlord’s total assets exceed its total liabilities by at least $500,000, calculated in accordance with US GAAP (“Net Assets”).

(b)     Neither Landlord nor Landlord's agents make any warranty or representation with respect to the suitability or fitness of the space for the conduct of Tenant's business, or for any other purpose.

(c)     Except as set forth in section 12.3(a), neither Landlord nor Landlord's agents make any warranty or representation with respect to any other tenants or users that may or may not construct improvements, occupy space or conduct business within the Project, and Tenant hereby acknowledges and agrees that it is not relying on any warranty or representation relating thereto in entering into this Lease.  Notwithstanding the foregoing, Landlord shall exercise its business judgment to select other tenants of the Project whose uses thereof are not incompatible with the Tenant's use of its Premises as a corporate headquarters, nor whose presence in the Project would material diminish the reputation of Tenant.  Such standard shall be applied at the time Landlord leases such other space, it being understood that Landlord may not have the legal right to control future changes in such other tenants' uses, and  that Landlord cannot be responsible for changes in reputations or public perceptions of Tenant or such other tenants.

(d)     Landlord specifically disavows any oral representations made by or on behalf of its employees, agents and independent contractors, and Tenant hereby acknowledges and agrees that it is not relying and has not relied on any oral representations in entering into this Lease.

(e)     Landlord has not made any promises or representations, expressed or implied, that it will renew, extend or modify this Lease in favor of Tenant or any permitted transferee of Tenant, except as may be specifically set forth herein or in a written instrument signed by both parties amending this Lease.

(f)      Notwithstanding that the rent payable to Landlord hereunder may at times include the cost of guard service or other security measures, it is specifically understood that Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any damage, injury or loss of life because of such guard service.  Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord.  To induce Landlord to provide such service if Landlord elects in its sole discretion to do so, Tenant agrees that (i) Landlord shall not be liable for any damage, injury or loss of life related to the provision or nonprovision of such service, and (ii) Landlord shall have no responsibility to protect Tenant, or its employees or agents, from the acts of any third parties (including other occupants of the Project) occurring in, or about the Premises or in or about the Project (including without limitation the criminal acts of any third parties), whether or not the same could have been prevented by any such guard service or other security measures.

12.4     Keys.  The Project is monitored by a card key system for after-hours access and security.  Tenant shall re-key the Premises at its sole cost upon taking possession thereof.  Tenant hereby acknowledges that various persons have had access to the keys to the Premises as keyed prior to Tenant's possession, and that Landlord disclaims all liability and responsibility for any unauthorized distribution or possession of such prior keys.  Tenant shall provide Landlord with four (4) copies of keys to Premises immediately upon rekeying the Premises.  Tenant shall rekey Premises such that Landlord’s Master Key will also unlock the primary door to the Premises.  Tenant shall have the right to install its own security system on the Premises, provided it provides Landlord with access information or equipment.

13.          INDEMNIFICATION.

Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns (collectively, "Landlord's Related Entities"), from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising from personal injury, death, and/or property damage and arising from: (a) Tenant's use or occupation of the Premises or any work or activity done or permitted by Tenant in or about the Premises (including without limitation any storage or display of materials or merchandise, or other activity by Tenant in the Common Facilities) except the acts or omissions of Landlord or its contractors, (b) any activity, condition or occurrence in the Premises or other area under the control of Tenant, except the acts or omissions of Landlord or its contractors, (c) any breach or failure to perform any obligation imposed on Tenant under this Lease, or (d) any other act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees.  Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel reasonably satisfactory to Landlord, defend any action or proceeding brought against Landlord or Landlord's Related Entities by reason of any such claim.  Landlord may engage separate counsel, at its own expense.  If Landlord or any of Landlord's Related Entities is made a party to any third-party litigation commenced by or against Tenant, then Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's Related Entities from and against any and all claims, actions, damages, liability, costs, expenses and attorneys' fees and costs incurred or paid in connection with such litigation.  Tenant, as a material part of the consideration to Landlord hereunder, assumes all risk of, and waives all claims against Landlord for, personal injury or property damage in, upon or about the Premises, from any cause whatsoever, provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability to the extent caused by the negligence or willful misconduct of Landlord.

14.          HAZARDOUS MATERIALS.

14.1     Definitions.  "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. '9601, et seq., the Resource Conservation and Recovery Act ,42 U.S.C. '6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. '1801, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code '25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code '25300, et seq., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code '25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code '13000, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.  "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements hereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (c) is flammable or explosive material, oil, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

14.2     Use of Hazardous Materials.  Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use, and (b) such use is conducted in compliance with the provisions of this Article.  Landlord's consent may be withheld in Landlord's sole discretion and, if granted, may be revoked at any time.  Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests.  Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonably sufficient assurances of its ability to remedy such a violation and fulfill its obligations under this Article.  Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials that are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like) provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

14.3    Compliance With Laws; Handling Hazardous Materials.  Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws.  Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises.  At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals.  All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Hazardous Materials Laws.  Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender, or recommended by Landlord's environmental consultants, as a result of any release or discharge or potential release or discharge of Hazardous Materials affecting the Premises or the Project or any violation or potential violation of Hazardous Materials Laws by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work").  Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.  Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.  Tenant shall additionally comply with the recommendations of Landlord's and Tenant's insurers based upon National Fire Protection Association standards or other applicable guidelines regarding the management and handling of Hazardous Materials.  If any present or future law imposes any requirement of reporting, survey, investigation or other compliance upon Landlord, Tenant, or the Premises, and if such requirement is precipitated by a transaction to which Tenant is a party, including without limitation any Transfer (as defined in Section 18.1) of the Lease by Tenant, then Tenant shall fully comply with and pay all costs of compliance with such requirement, including Landlord's attorneys' fees and costs.

14.4     Notice; Reporting.  Tenant shall notify Landlord, in writing, within three (3) days after any of the following: (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency, (b) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws, (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials.  If the potential risk of any of the foregoing events is material, Tenant shall deliver immediate verbal notice to Landlord, in addition to written notice as set forth above.  Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

14.5     Indemnity.  Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, from and against any and all liabilities, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys' fees and costs) arising out of or in connection with any breach of any provisions of this Article or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any assignee or subtenant of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term or any other period of Tenant's actual or constructive occupancy of the Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work.  Any defense of Landlord pursuant to this Section shall be by counsel reasonably acceptable to Landlord.  Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article.  The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 13 of this Lease.  Tenant's obligations pursuant to this Article shall survive the termination or expiration of this Lease.

14.6     Entry and Inspection; Cure.  Landlord and its agents, employees and contractors, shall have the right (but not the obligation) to enter the Premises at all reasonable times to inspect the Premises and Tenant's compliance with the terms and conditions of this Article, or to conduct investigations and tests.  No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article have occurred, or if Tenant consents at the time of entry.  In all other cases, Landlord shall give at least twenty-four (24) hours' prior notice to Tenant.  Landlord shall have the right (but not the obligation) to remedy any violation by Tenant of the provisions of this Article pursuant to Section 22.3 of this Lease or to perform any Remedial Work.  Tenant shall pay, upon demand, all costs incurred by Landlord in investigating any such violations or potential violations or performing Remedial Work, plus interest thereon at the rate specified in this Lease from the date of demand until the date paid by Tenant.

14.7     Termination; Expiration.  Upon termination or expiration of this Lease, Tenant shall, at Tenant's cost, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, to the extent such condition is caused by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees.

14.8     Exit Assessment. If Tenant or any other occupant of the Premises during Tenant's possession thereof has used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, any material amount of Hazardous Materials (other than reasonable amounts of normal office supplies such as stationery supplies, inks, cleaning supplies, copier toner and the like, consistent with normal office use), then Landlord shall have the right to require Tenant to shall cause to be performed, at its sole expense, no later than ten (10) days after the expiration or earlier termination of this Lease, an environmental assessment (the "Exit Assessment") of the Premises.  Landlord agrees to allow Tenant access to the Premises for such purpose.  The Exit Assessment must be performed by a qualified environmental consultant acceptable to Landlord, and shall include such examinations of the Premises and the Project, and such reports and testing, as may be appropriate, in the opinion of such consultant and prevailing industry standards based on the any actual or reasonably suspected Hazardous Material activities in or about the Premises during Tenant's possession thereof  The original of the Exit Assessment shall be addressed to Landlord and shall be provided to Landlord within twenty (20) days of the expiration or earlier termination of the Lease.  In addition to Tenant's obligations under Section 14.7, Tenant agrees to fully implement and address all recommended actions contained in the Exit Assessment, at its sole cost, within thirty (30) days of the date thereof.

14.9     Event of Default.  The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law by Tenant or any assignee or subtenant of Tenant shall be a default by Tenant under this Lease, subject to the provisions of Section 21(b).

15.          ALTERATIONS; LIENS.

15.1     Alterations by Tenant. Tenant shall not make any alterations, additions or improvements ("Alterations") to the Premises without Landlord's prior written consent, not to be unreasonably withheld or delayed.  All Alterations installed by Tenant shall be new or completely reconditioned.  Landlord shall have the right to approve the contractor, the method of payment of the contractor, which consent shall not be unreasonably withheld or delayed, and the plans and specifications for all proposed Alterations shall be provided to Landlord reasonably in advance of the proposed commencement of the Alterations for approval, which consent shall not be unreasonably withheld or delayed.  Tenant shall obtain Landlord's consent to all proposed Alterations requiring Landlord's consent prior to the commencement of any such Alterations, which consent shall not be unreasonably withheld or delayed.  Tenant's request for consent shall be accompanied by information identifying the contractor and method of payment and two (2) copies of the proposed plans and specifications.  All Alterations of whatever kind and nature shall become at once a part of the realty and shall be surrendered with the Premises upon expiration or earlier termination of the Lease Term, unless Landlord requires Tenant to remove the same as provided in Article 20.  If Tenant demolishes or removes any then-existing Tenant Improvements or other portions of the Premises or the Project (including without limitation any previously-installed Alterations), Tenant shall promptly commence and diligently pursue to completion all Alterations then underway; provided, however, that if Tenant fails to do so, at the election of Landlord, Tenant shall restore the Premises and the Project to its condition and state of improvement prior to such demolition or removal.  During the Lease Term, Tenant agrees to provide, at Tenant's expense, a policy of insurance covering loss or damage to any Alterations made by Tenant, in an amount adequate to repair or replace the same, naming Landlord as an additional insured.  Provided, however, Tenant may install movable furniture, trade fixtures, machinery or equipment in conformance with applicable governmental rules or ordinances and remove the same upon expiration or earlier termination of this Lease as provided in Article 20.

15.2     Permits and Governmental Requirements.  Tenant shall obtain, at Tenant's sole cost and expense, all building permits and other permits of every kind and nature required by any governmental agency having jurisdiction in connection with the Alterations.  Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any failure by Tenant or Tenant's contractor or agents to obtain all required permits, regardless of when such failure is discovered.  Tenant shall do any and all additional construction, alterations, improvements and retrofittings required by a government authority to be made to the Premises and/or the Project, or any other property of Landlord as a result of, or as may be triggered by, Tenant's Alterations.  Landlord shall have the right to do such additional construction itself if Tenant fails to do so after reasonable notice from Landlord; but in all instances Tenant shall pay all costs directly or indirectly related to such additional work.  Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any such additionally required work done by Tenant or its contractors.  All payment and indemnification obligations under this Section shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the foregoing, Landlord shall procure and pay for all permits necessary to install the Tenant Improvements made to date or to be made as a condition of the effectiveness of this Lease.

15.3     Liens.  Tenant shall pay when due all claims for any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall keep the Premises free from any liens arising with respect thereto.  If Tenant fails to cause any such lien to be released within fifteen (15) days after imposition, by payment or posting of a proper bond, Landlord shall have the right (but not the obligation) to cause such release by such means as Landlord deems proper.  Tenant shall pay Landlord upon demand for all costs incurred by Landlord in connection therewith (including attorneys' fees and costs), with interest at the rate specified in Section 22.4 from the date of payment by Landlord to the date of payment by Tenant.  Tenant will notify Landlord in writing ten (10) business days prior to commencing any alterations, additions, improvements or repairs in order to allow Landlord time to file a notice of nonresponsibility.

15.4     Remodel.  Landlord may in the future remodel, renovate or refurbish ("remodel") all or any portion of the Project, which remodel, however, may not include the Premises. The remodeling will be done in accordance with design specifications prepared by the project architect and reviewed and approved by Landlord. Copies of such specifications will be made available to Tenant, and Tenant agrees to accept the same. Tenant further agrees that Tenant will not, through any act or omission on the part of Tenant, in any way impede, delay or prevent the completion of such remodeling in a timely manner.

16.          DAMAGE AND DESTRUCTION.

16.1     Partial Insured Damage.  If the Premises or any building in which the Premises are located, including the Common Facilities, HVAC, plumbing or common utilities (collectively the “Building”) are partially damaged or destroyed during the Lease Term, Landlord shall make the necessary repairs, provided such repairs can reasonably be completed within sixty (60) days after the date of the damage or destruction in accordance with applicable  laws and regulations and provided that the cost to repair is equal to or less than $150,000.00 or Landlord receives sufficient insurance proceeds to pay the cost of such repairs.  In such event, this Lease shall continue in full force and effect.  If such repairs cannot reasonably be completed within sixty (60) days after the date of the damage or destruction or if Landlord does not receive sufficient insurance proceeds, then Landlord may, at its option, elect within  thirty (30) days of the date of the damage or destruction to proceed with the necessary repairs, in which event this Lease shall continue in full force and effect provided Landlord’s contractor estimates in writing that such repairs can be completed within 180 days and that Landlord completes the same within a reasonable time but in no event in excess of one hundred eighty (180) days after commencement.  If Landlord does not so elect to make such repairs or if such repairs cannot be made under applicable laws and regulations within such time, this Lease may be terminated at the option of either party by notice to the other.

16.2     Intentionally omitted.

16.3     Uninsured Damage.  In the event of any damage or destruction of the Premises or the Building by an uninsured casualty the cost of repair of which would exceed One Fifty Hundred Thousand Dollars ($150,000) Landlord shall have the right to elect either to repair such damage, provided that the contractor estimates in writing that such repair can be completed within 180 days.  Such election shall be exercised by written notice to Tenant within thirty (30) days of such damage or destruction.  If Landlord so elects, this Lease shall continue in full force and effect and Landlord shall complete the same within a reasonable time but in no event in excess of one hundred eighty (180) days after commencement.  If Landlord does not so elect to make such repairs or if such repairs cannot be made under applicable laws and regulations within such time, this Lease may be terminated at the option of either party by notice to the other.

16.4     Total Destruction.  A total destruction (including any destruction required by any authorized public authority) of either the Premises or any Building in which the Premises are located shall terminate this Lease.

16.5     Partial Destruction of Project.  If fifty percent (50%) or more of the rentable area of the Project is damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected, either Landlord or Tenant shall have the right, to be exercised by notice in writing delivered to Landlord or Tenant as appropriate, within  sixty (60) days after said occurrence, to elect to terminate this Lease.

16.6     Tenant's Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any Alterations, trade fixtures, equipment or personal property placed or installed in the Premises by or on behalf of Tenant.  Unless this Lease is terminated pursuant to this Article, Tenant shall promptly repair, restore or replace the same in the event of damage.  Nothing contained in this Article shall be construed as a limitation on Tenant's liability for any damage or destruction if such liability otherwise exists.

16.7     Rent Abatement.  After damage or destruction as described in this Article, Minimum Monthly Rent payable by Tenant hereunder from the date of damage until the repairs are completed or the Lease is terminated shall be equitably reduced or abated, based upon the extent to which such damage or repairs interfere with or prevent the use of, or the business carried on by Tenant in, the Premises, but only to the extent Landlord receives proceeds from the rental income insurance described in Section 9.1.  Landlord agrees to take all reasonable steps to make a claim for and collect any rental income insurance proceeds that might be available.

16.8     Waiver of Inconsistent Statutes.  The parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease; accordingly, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any other statute, code or judicial decisions that grants a tenant a right to terminate a lease in the event of damage or destruction of a leased premises.

17.          CONDEMNATION.

17.1     Condemnation of Premises.  If any portion of the Project is taken or condemned for a public or quasi-public use ("Condemnation"), then this Lease shall terminate, provided however that it shall remain in full force and effect if the Tenant’s use of the Premises is not materially affected and if the parking available to tenant is not reduced below a ratio of three (3) parking space for each one thousand (1,000) usable square feet. If terminated, this Lease terminates as of the date title vests in the condemnor. Landlord shall, within a reasonable period of time, restore the remaining Premises as nearly as practicable to the condition existing prior to the condemnation; provided, however, if Landlord receives insufficient funds from the condemnor for such purpose, Landlord may elect to terminate this Lease.  If this Lease continues in effect, the Minimum Monthly Rent shall be equitably adjusted, based upon the value of the Premises remaining after the Condemnation compared to the value of the Premises prior to Condemnation.  Provided, however, in the event of any such partial condemnation, Landlord shall have the option to terminate this Lease entirely as of the date title vests in the condemnor.  If all the Premises are condemned, or such portion so that there does not remain a portion that is susceptible of occupation, or if such a substantial portion of the Project is condemned that it is no longer economically reasonable to lease the Premises on the terms and conditions of this Lease, as reasonably determined by Landlord, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

17.2     Condemnation of Parking Area. If all or any portion of the parking area in the Project is condemned such that the ratio of the total square footage of parking and other Common Facilities compared to the total rentable building square footage of the Project is reduced to a ratio below three to one, then at the election of either party this Lease shall terminate as of the date title vests in the condemnor.

17.3     Condemnation Award.  All compensation awarded upon any such partial or total Condemnation shall be paid to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages by reason of any such Condemnation.  Provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the Condemnation and on account of any cost that Tenant may incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.  If this Lease is terminated, in whole or in part, in accordance with this Article as a result of a Condemnation, Tenant shall have no claim for the value of any unexpired term of this Lease.

18.          ASSIGNMENT AND SUBLETTING.

18.1     Landlord's Consent Required.  Tenant shall not voluntarily or involuntarily assign, sublease, mortgage, encumber, or otherwise transfer all or any portion of the Premises or its interest in this Lease (collectively, "Transfer") without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may withhold its consent until Tenant has complied with the provisions of Sections 18.2 and 18.3.  Any attempted Transfer without Landlord's written consent shall be void and shall constitute an Event of Default under this Lease.  If Tenant is a corporation, any cumulative Transfer of fifty percent (50%) or more of the voting stock of such corporation shall constitute a Transfer requiring Landlord's consent hereunder; provided, however that this sentence shall not apply to any corporation whose stock is publicly traded.  If Tenant is a partnership, limited liability company, trust or other entity, any cumulative Transfer of fifty percent (50%) or more of the partnership, membership, beneficial or other ownership interests therein shall constitute a Transfer requiring Landlord's consent hereunder.  Tenant shall not have the right to consummate a Transfer or to request Landlord's consent to any Transfer if any Event of Default has occurred and is continuing or if Tenant or any affiliate of Tenant is in default under any lease in the Project.

18.2     Landlord's Election.  Tenant's request for consent to any Transfer for any portion of the Premises shall be accompanied by a written statement setting forth the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, financial details of the proposed Transfer applicable to this Lease (e.g., the term and the rent and security deposit payable), and any other related information that Landlord may reasonably require.  Landlord shall have the right: (a) to withhold consent to the Transfer, if reasonable, or (b) to grant consent, (c) to consent on the condition that Landlord be paid, as Additional Rent hereunder,  50% of all subrent or other consideration to be paid to Tenant under the original Term, or 100% of  all subrent or other consideration to be paid to Tenant under any renewal Term under the terms of the Transfer, in excess of the total rent due hereunder (including, if such Transfer is an assignment or if such Transfer is to occur directly or indirectly in connection with the sale of any assets of Tenant, all of the amount of the consideration attributable to the Transfer of the Lease).  Prior to calculation and payment to Landlord of any Additional Rent related to an approved Transfer, Tenant is entitled to recover the reasonable and verified third party costs incurred in securing the approved Transferee, including: brokers' fees and commissions, advertising costs and other reasonable and typical third party expenses directly related to obtaining this approved Transferee.  Landlord may require any permitted subtenant to make rental payments directly to Landlord, in the amount of rent due hereunder.  The grounds on which Landlord may reasonably withhold its consent to any requested Transfer include, without limitation, that: (i) the proposed Transferee's contemplated use of the Premises following the proposed Transfer is not reasonably similar to the use of the Premises permitted hereunder, (ii) in Landlord's reasonable business judgment, the proposed Transferee lacks sufficient net worth, working capital, anticipated cash flow and other indications of financial strength to meet all of its obligations under this Lease, (iii) the proposed Transfer would breach any covenant of Landlord respecting a radius restriction, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Project, and (iv) in Landlord's reasonable business judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the Transfer or if Landlord does not receive sufficient assurances that the proposed Transferee has the experience and financial ability to remedy a violation of Hazardous Materials and to fulfill its obligations under Articles 13 and 14. In connection with any such Transfer, Landlord shall have the right to require Tenant, at Tenant's sole cost, to cause environmental testing meeting the requirements of an Exit Assessment described in Section 14.8 to be performed.  Landlord need only respond to any request by Tenant hereunder within a reasonable time of not more than ten (10) business days after receipt of all information and other submission required in connection with such request.

18.3     Costs; Transfer Fee.  Tenant shall pay all costs and expenses in connection with any permitted Transfer, including any real estate brokerage commissions due with respect to the Transfer.  Tenant shall pay the reasonable attorneys' fees and costs incurred by Landlord not to exceed $500 to reimburse Landlord for costs and expenses incurred in connection with any request by Tenant for Landlord's consent to a Transfer.  Such fee shall be delivered to Landlord concurrently with Tenant's request for consent.

18.4     Assumption; No Release of Tenant.  Any permitted transferee shall assume in writing all obligations of Tenant under this Lease, utilizing a form of assumption agreement provided or approved by Landlord, and an executed copy of such assumption agreement shall be delivered to Landlord within fifteen (15) days after the effective date of the Transfer. The taking of possession of all or any part of the Premises by any such permitted assignee or subtenant shall constitute an agreement by such person or entity to assume without limitation or qualification all of the obligations of Tenant under this Lease, notwithstanding any failure by such person to execute the assumption agreement required in the immediately preceding sentence. No permitted Transfer shall release or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease.  Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article or a consent to Transfer.  Consent to one Transfer shall not constitute a consent to any subsequent Transfer.  If any transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.  Landlord may consent to subsequent Transfers or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant of its liability under this Lease (but excluding any increases in such liability such as increased rent or extensions of the Term other than pursuant to an exercise of the Option).

 18.5    No Merger.  No merger shall result from any Transfer pursuant to this Article, any surrender by Tenant of its interest under this Lease, or any termination hereof in any other manner.  In any such event, Landlord may either terminate any or all subleases or succeed to the interest of Tenant thereunder.

18.6     Reasonable Restriction.  Tenant acknowledges that the restrictions on Transfer contained herein are reasonable restrictions for purposes of Section 22.2 of this Lease and California Civil Code Section 1951.4.

19.          SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

19.1     Subordination.  This Lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the real property of which the Premises are a part, and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof.  If any mortgagee, beneficiary under deed of trust  or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto.  Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and if Tenant fails to do so within fifteen (15) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.  Any such request for subordination shall be accompanied or shall contain appropriate agreements of nondisturbance of Tenant’s rights of occupancy in the event of foreclosure or other proceeding by which the holder of any superior or prior rights in and to the Project acquires ownership thereof.

19.2     Attornment. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or is otherwise acquired, by a mortgagee, beneficiary under deed of trust or ground lessor, upon the request and at the sole election of Landlord's lawful successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease.  Tenant shall, upon request of Landlord or any such mortgagee, beneficiary under deed of trust or ground lessor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord.  Such agreement shall provide, among other things, that said successor shall not be (a) bound by any prepayment of more than one (1) month's rent, (ii) liable for the return of any Security Deposit not actually received by said successor, or (iii) bound by any material amendment of this Lease made after the later of the initial effective date of this Lease, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment. .Landlord shall, in good faith attempt to obtain, within ninety days of the date of this Lease, from any mortgagee, beneficiary under deed of trust or ground lessor, a reasonable non-disturbance agreement recognizing Tenant’s rights under the Lease in the event of a foreclosure. Landlord shall, in good faith attempt to obtain and provide to Tenant, within ninety days of the date of this Lease, from any mortgagee, beneficiary under deed of trust or ground lessor, a commercially reasonable non-disturbance agreement recognizing Tenant’s rights under the Lease in the event of a foreclosure.

19.3     Estoppel Certificates. Within fifteen (15) days after written request from Landlord, Tenant at Tenant's sole cost shall execute, acknowledge and deliver to Landlord a written certificate in favor of Landlord and any prospective lender on or purchaser of the Project or any part thereof, (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease is in full force and effect as so modified), (b) the amount of any rent paid in advance, and (c) that there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed.  In addition to the foregoing, such certificate shall include Tenant's certification to such other matters, and be on such form, as Landlord or such prospective lender or purchaser shall reasonably require.

20.          SURRENDER OF PREMISES.

20.1     Condition of Premises.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition and state of repair as at the commencement of the Lease Term, except for ordinary wear and tear that Tenant is not otherwise obligated to remedy under the provisions of this Lease.  Tenant shall deliver all keys to the Premises and the Project to Landlord.  Upon Tenant's vacation of the Premises, Tenant shall remove all portable furniture, trade fixtures, machinery, equipment, signs and other items of personal property (unless prohibited from doing the same under Section 20.2), and shall remove any Alterations (whether or not made with Landlord's consent) that Landlord may require Tenant to remove.  Tenant shall repair all damage to the Premises caused by such removal and shall restore the Premises to its prior condition, all at Tenant's expense, provided that Tenant shall not be responsible for any restoration or expense in connection with new or amended building codes.  Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but are not limited to, the following: capping all plumbing, capping all electrical wiring, repairing all holes in walls, restoring damaged floor and/or ceiling tiles, and thorough cleaning of the Premises.  If Tenant fails to remove any items that Tenant has an obligation to remove under this Section when required by Landlord or otherwise, such items shall, at Landlord's option, become the property of Landlord and Landlord shall have the right to remove and retain or dispose of the same in any manner, without any obligation to account to Tenant for the proceeds thereof.  Tenant waives all claims against Landlord for any damages to Tenant resulting from Landlord's retention or disposition of such Alterations or personal property.  Tenant shall be liable to Landlord for Landlord's costs of removing, storing and disposing of such items.

20.2     Removal of Certain Alterations, Fixtures and Equipment Prohibited.  All Alterations, fixtures (except trade fixtures removed by Tenant pursuant to Section 20.1, machinery, equipment, signs and other items of personal property) that Landlord has not required Tenant to remove under Section 20.1 shall become Landlord's property and shall be surrendered to Landlord with the Premises, regardless of who paid for the same.  In particular and without limiting the foregoing, Tenant shall not remove any of the following materials or equipment without Landlord's prior written consent, regardless of who paid for the same and regardless of whether the same are permanently attached to the Premises: any power wiring and power panels; computer, telephone, telecommunications wiring, lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; and other building operating equipment.

20.3     Holding Over.  Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord against all liabilities, damages and expenses incurred by Landlord as a result of any delay by Tenant in vacating the Premises.  Subject to the remaining provisions herein, if Tenant remains in possession of the Premises or any part thereof for a period of ninety days or less after the expiration of the Lease Term without Landlord's written permission, Tenant's occupancy shall be a tenancy from month-to-month only, and not a renewal or extension hereof, and provided Landlord has not (i) executed a lease for at least 25% of the Premises with a third party or (ii) executed a sale agreement for the Project with a third party, then  all provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 125)% of the Minimum Monthly Rent in effect during the last month of the Lease Term. .  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term without Landlord's written permission, Tenant's occupancy shall be a tenancy from month-to-month only, and not a renewal or extension hereof; and provided Landlord has executed a lease for at least 25% of the Premises with a third party or executed a sale agreement for the Project with a third party, then all provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 200% of the Minimum Monthly Rent in effect during the last month of the Lease Term. In addition, if, Tenant remains in possession of the Premises or any part thereof for any time greater than ninety days after the expiration of the Lease Term, then all provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 200% of the Minimum Monthly Rent in effect during the last month of the Lease Term.  No acceptance of rent, negotiation of rent checks or other act or omission of Landlord or its agents shall extend the Expiration Date of this Lease other than a writing executed by Landlord giving Tenant permission to remain in occupancy beyond the Expiration Date under the terms of the immediately preceding sentence.

21.          DEFAULT BY TENANT.

The occurrence of any of the following shall constitute an "Event of Default" under this Lease by Tenant:

(a)     Failure to pay within five (5) days of the date due the rent or any other monetary sums required hereunder; provided that no more than twice in any twelve (12) month period, such late payment shall not constitute an Event of Default until ten (10) days after written notice by Landlord to Tenant.  Landlord's notice described herein is intended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation the notice requirements of California Code of Civil Procedure Sections 1161 et seq.

 (b)    Failure to perform any other agreement or obligation of Tenant hereunder, if such failure continues for thirty (30) days after written notice by Landlord to Tenant, except as to those Events of Default that are noncurable, in which case no such grace period shall apply; provided, however, that if the nature of the obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period, thereafter diligently prosecutes to completion, and in fact effectuates a cure thereof within one hundred twenty (120) days of Landlord's notice.  Landlord's notice described herein is intended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation the notice requirements of California Code of Civil Procedure Sections 1161 et seq.

(c)     Abandonment or vacation of the Premises by Tenant, or failure to occupy the Premises, in each case for a period of twenty (20) consecutive days following notice from Landlord
.
(d)     If any of the following occurs:  (i) a petition is filed for an order of relief under the federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and such petition is not dismissed within ninety (90) days after the filing thereof; (ii) Tenant makes a general assignment for the benefit of creditors; (iii) a receiver or trustee is appointed to take possession of any substantial part of Tenant's assets, unless such appointment is vacated within ninety (90) days after the date thereof; (iv) Tenant consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless such process is released or satisfied within ninety (90) days after the occurrence thereof.  If a court of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder.  Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

22.          REMEDIES.

Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following remedies, each of which shall be cumulative and in addition to any other remedies now or hereafter available at law or in equity:

22.1     Termination of Lease.  Landlord can terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination, and then re-enter the Premises and take possession thereof.  No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease.  Upon termination, Landlord has the right to recover all damages incurred by Landlord as a result of Tenant's default, including:

(a)         The worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus

 b)         The worth at the time of award of the amount by which the unpaid rent that would have been earned under the Lease after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

(c)         The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)         Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default, including, but not limited to (i) expenses for cleaning, repairing or restoring the Premises, (ii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, and (vi) attorneys' fees and costs, plus

(e)         At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.  As used in paragraphs (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the maximum permissible legal rate (which currently is 10% per annum).  As used in paragraph (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

22.2    Continuation of Lease.  Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), as follows:

(a)      Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Tenant hereunder.  Landlord shall have the right to enter the Premises to do acts of maintenance and preservation of the Premises, to make alterations and repairs in order to relet the Premises, and/or to undertake other efforts to relet the Premises.  Landlord may also remove personal property from the Premises and store the same in a public warehouse at Tenant's expense and risk.  No act by Landlord permitted under this paragraph shall terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction.

(b)      In furtherance of the remedy set forth in this Section, Landlord may relet the Premises or any part thereof for Tenant's account, for such term (which may extend beyond the Lease Term), at such rent, and on such other terms and conditions as Landlord may deem advisable in its sole discretion.  Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, as set forth in Section 22.1.  Any rents received by Landlord from such reletting shall be applied to the payment of: (i) any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) the costs of such reletting to the extent of Tenant’s liability therefor, including brokerage and attorneys' fees and costs, and the cost of any repairs to the Premises as set forth in Section 22.1, and (iii) the payment of rent due and unpaid hereunder.  Any remainder shall be held by Landlord and applied in payment of future amounts as the same become due and payable hereunder.  In no event shall Tenant be entitled to any excess rent received by Landlord after an Event of Default by Tenant and the exercise of Landlord's remedies hereunder.  If the rent from such reletting during any month is less than the rent payable hereunder, Tenant shall pay such deficiency to Landlord upon demand.

(c)      Landlord shall not, by any re-entry or other act, be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have terminated this Lease or Tenant's right to possession of the Premises or the liability of Tenant to pay rent accruing thereafter or Tenant's liability for damages under any of the provisions hereof, unless Landlord shall have given Tenant notice in writing that it has so elected to terminate this Lease.

(d)      Tenant acknowledges and agrees that the restrictions on the Transfer of the Lease set forth in Article 18 of this Lease constitute reasonable restrictions on such transfer for purposes of this Section and California Civil Code Section 1951.4.

22.3    Performance By Landlord.  If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder, and such failure continues for fifteen (15) days after notice by Landlord, Landlord shall have the right (but not the obligation) to make such payment or perform such other act without waiving or releasing Tenant from its obligations.  All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 22.4, shall be payable to Landlord on demand.  Landlord shall have the same rights and remedies in the event of nonpayment by Tenant as in the case of default by Tenant in the payment of the rent.

22.4    Late Charge; Interest on Overdue Payments.  The parties acknowledge that late payment by Tenant of Minimum Monthly Rent or any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, processing and accounting charges, administrative expenses, and additional interest expenses or late charges that Landlord may be required to pay as a result of late payment on Landlord's obligations.  Therefore, if any installment of Minimum Monthly Rent or Additional Rent is received by Landlord after the due date, and without regard to whether Landlord gives Tenant notice of such failure or exercises any of its remedies upon an Event of Default, Tenant shall pay a late charge equal to one percent (1%) of the overdue amount if such amount is not paid by the first day after its due date; two percent (2%) of the overdue amount if such amount is not paid by the second day after its due date; three percent (3%) of the overdue amount if such amount is not paid by the third day after its due date; four  percent (4%) of the overdue amount if such amount is not paid by the fourth day after its due date; or five percent (5%) of the overdue amount if such amount is not paid by the fifth day after its due date, as Additional Rent hereunder; provided that no more than twice in any twelve (12) month period, such charge shall not apply so long as the overdue amount is paid in full within ten (10) days after written notice by Landlord to Tenant.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the damages Landlord will incur by reason of late payment by Tenant.  In addition, any amount due from Tenant that is not paid when due shall bear interest at a rate equal to one percent (1%) over the then current Bank of America prime or reference rate or ten percent (10%) per annum, whichever is greater, but not in excess of the maximum permissible legal rate (which currently is 10% per annum), from the date such payment is due until the date paid by Tenant.  Landlord's acceptance of any interest or late charge shall not constitute a waiver of Tenant's default or prevent Landlord from exercising any other rights or remedies available to Landlord.

22.5    Landlord's Right to Require Advance Payment of Rent; Cashier's Checks.  If Tenant is late in paying any component of rent more than three (3) times during the Lease Term, Landlord shall have the right, upon notice to Tenant, to require that all rent be paid three (3) months in advance.  Additionally, if any of Tenant's checks are returned for nonsufficient funds, or if Landlord at any time serves upon Tenant a Three Day Notice to Pay Rent or Quit (pursuant to California Civil Code Sections 1161 et seq. or any successor or similar unlawful detainer statutes), Landlord may, at its option, require that all future rent (including any sums demanded in any subsequent three (3) day notice) be paid exclusively by money order or cashier's check.

23.          DEFAULT BY LANDLORD.

23.1     Notice to Landlord.  Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to each Mortgagee as provided in Section 23.2, specifying the nature of the alleged default; provided, however, that if the nature of the obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

23.2     Notice to Mortgagees. Tenant agrees to give each mortgagee or trust deed holder on the Premises or the Project ("Mortgagee"), by certified mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee.  Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagees shall have the option to cure such default within that time, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said time period, any Mortgagee has commenced and thereafter diligently prosecutes the same to completion (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure).

23.3     Limitations on Remedies Against Landlord.  Except for any claim based on willful misconduct, in the event Tenant has any other claim or cause of action against Landlord: (a) Tenant's sole and exclusive remedy shall be against Landlord, and no manager and/or member of Landlord shall be liable for any deficiency, (b) no manager and/or member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord), (c) no service of process shall be made against any manager and/or member of Landlord (except as may be necessary to secure jurisdiction over the partnership), and no such manager and/or member shall be required to answer or otherwise plead to any service of process, (d) no judgment shall be taken against any manager and/or member of Landlord and any judgment taken against any manager and/or member of Landlord may be vacated and set aside at any time, and (e) no writ of execution will ever be levied against the assets of any manager and/or member of Landlord.  The covenants and agreements set forth in this Section shall be enforceable by Landlord and/or by any manager and/or member of Landlord.  If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent unless Landlord has been adjudged to have acted with gross negligence or willful misconduct.  As an express condition of the foregoing limitations, if Landlord intends to transfer a twenty-five percent (25%) or greater interest in Landlord, Landlord’s Net Assets or the Project to any other entity, Landlord shall give Tenant written notice of its intention to do so no more than sixty (60) calendar days and no less than fourteen (14) calendar days prior to the intended date of the transfer.  Despite giving such notice, Landlord is not required to subsequently transfer such interest.

24.        GENERAL PROVISIONS.

24.1     Action or Defense.  Any claim, demand or right of any kind by either party that is based upon or arises in any connection with the Lease or negotiations prior to its execution shall be barred unless the claiming party commences an action thereon or initiates a legal proceeding by reason thereof within two (2) years after the date of the occurrence of the event, act or omission to which the claim, demand or right relates.  Each party acknowledges and understands that, after having had an opportunity to consult with legal counsel, the purpose of this paragraph is to shorten the time period within which a party would otherwise have to raise such claims, demands or rights.

24.2     Waiver of Jury Trial.  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim (including any claim of injury or damage and any emergency and other statutory remedy in respect thereof) brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

24.3     Attorneys' Fees.  If either party brings any legal action or proceeding, declaratory or otherwise, arising out of this Lease, including any suit by Landlord to recover rent or possession of the Premises or to otherwise enforce this Lease, the losing party shall pay the prevailing party's costs and attorneys' fees and costs incurred in such proceeding.

24.4     Authority.  Each party represents and warrants that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Agreement on behalf of each party are the duly designated agents of such party and are authorized to do so.  Prior to execution of this Lease, each party shall supply the other with such evidence as the other may request regarding the authority to enter into this Lease.  Any actual or constructive taking of possession of the Premises by Tenant shall constitute a ratification of this Lease by Tenant.

24.5     Binding Effect.  Subject to the provisions of Article 18 restricting transfers by Tenant and subject to Section 24.27 regarding transfer of Landlord's interest, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

24.6     Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this transaction except only the broker(s) set forth in Section 1.12 of the Basic Lease Provisions, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this transaction.  Tenant agrees to indemnify, protect, hold harmless and defend Landlord from and against any obligation or liability to pay any commission or compensation to any other party arising from the act or agreement of Tenant. Upon execution of this Lease, Landlord shall pay the brokers a commission in accordance with a separate agreement between Landlord and the brokers.

24.7     Construction.  The headings and captions used in this Lease are for convenience only and are not a part of the terms and provisions of this Lease.  In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant, its subtenants and assigns and their respective agents and employees.   Any use in this Lease, or in any addendum, amendment or other document related hereto, of the terms "lessor" or "lessee" to refer to a party to this Lease shall be deemed to be references to Landlord and Tenant, respectively.

24.8     Counterparts.  This Lease may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Lease binding on all parties after all parties have signed such a counterpart.

24.9     Entire Agreement. This Lease, together with any and all exhibits, schedules, riders and addenda attached or referred to herein, constitutes the entire agreement between the parties with respect to the subject matter hereof.  There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes, cancels and merges any and all previous verbal or written negotiations, arrangements, representations, brochures, displays, models, photographs, renderings, floor plans, elevations, projections, estimates, agreements and understandings if any, made by or between Landlord and Tenant and their agents, with respect to the subject matter, and none thereof shall be used to interpret, construe, supplement or contradict this Lease.  This Lease and all amendments thereto is and shall be considered to be the only agreement between the parties hereto and their representatives and agents.  There are no other representations or warranties between the parties, and all reliance with respect to representations is solely based upon the representations and agreements contained in this Lease.

24.10   Exhibits.  Any and all exhibits, schedules, riders and addenda attached or referred to herein are hereby incorporated herein by reference.

24.11   Intentionally Omitted.

24.12   Force Majeure.  If either party is delayed in performing any of its obligations hereunder due to strikes, labor problems, inability to procure utilities, materials, equipment or transportation, governmental regulations, weather conditions, riots, insurrection, or war, or other events beyond such party’s control, then the time for performance of such obligation shall be extended to the extent reasonably necessary as a result of such event.

24.13   Governing Law.  This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

24.14   Joint and Several Liability.  If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for all of the obligations of Tenant hereunder.

24.15   Modification.  The provisions of this Lease may not be modified or amended, except by a written instrument signed by all parties.

24.16   Modification for Lender.  If, in connection with obtaining financing or refinancing for the Premises or the Project, Landlord's lender requests reasonable modifications to this Lease, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's rights hereunder.

24.17   Nondiscrimination.  Tenant for itself and its officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, agrees to comply fully with any and all laws and other requirements prohibiting discrimination against any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the use occupancy or patronage of the Premises and/or of Tenant's business.  Tenant shall indemnify, protect, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, from and against all damage and liability incurred by Landlord in the event of any violation of the foregoing covenant or because of any event of or practice of discrimination against any such persons or group of persons by Tenant or its officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns, in accordance with the indemnification provisions of Article 13.

24.18   Notice. Any and all notices to either party shall be personally delivered, sent by recognized courier service (such as Federal Express or United Parcel Service), or sent by certified mail, return receipt requested, postage prepaid, addressed to the party to be notified at the address specified in Section 1.1, or at such other address as such party may from time to time designate in writing.  Notice shall be deemed delivered on the date of personal delivery, one the date of delivery by such courier service, or three (3) business days after deposit in the U.S. Mail, certified, return receipt requested.  Provided, however, that any notice required pursuant to California Code of Civil Procedure Sections 1161 et seq. may be given as provided in such sections.

24.19   Partial Invalidity.  If any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.  Each provision shall be valid and enforceable to the fullest extent permitted by law.

24.20   Intentionally Omitted.

24.21   Quiet Enjoyment.  Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the end of the Lease Term; subject, however, to the lien and provisions of any mortgage or deed of trust to which this Lease is or becomes subordinate.

24.22   Recording.  Tenant shall not record this Lease or any memorandum hereof without Landlord's prior written consent.

24.23   Relationship of the Parties.  Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing either party hereto to be responsible in any way for the debts or obligations of such other person or entity.

24.24   Intentionally Omitted.

24.25   Rights of Redemption Waived.  Tenant hereby expressly waives any and all rights of redemption under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of Tenant's violation of any of the covenants and conditions of this Lease or otherwise.

24.26   Time of the Essence.  Time is of the essence of each and every provision of this Lease.

24.27   Transfer of Landlord's Interest.  In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer, provided, however, that any funds in the hands of Landlord at the time of such transfer in which Tenant has in interest shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord under any provisions of this Lease shall be paid to Tenant, if being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive period of ownership.

24.28   Waiver.  No provision of this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed.  A waiver of any such breach shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision.  No delay or omission by Landlord in exercising any of its remedies shall impair or be construed as a waiver thereof, unless such waiver is expressly set forth in a writing signed by Landlord.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

24.29     Right of First Offer.  Provided that, at the time Tenant is entitled to any benefit under this Section, there exists no Event of Default on the part of Tenant under this Lease nor any condition that with the giving of notice or the passage of time or both would constitute an Event of Default on the part of Tenant under this Lease, Landlord agrees that it will offer to lease any unleased portion of the Project contiguous to the Premises (the “Additional Space”) to Tenant prior to offering the Additional Space to any other person.  Tenant shall have five (5) business days after the receipt of such offer to accept or reject the same.  Tenant’s failure to accept the same in writing unconditionally and without change within such five (5) business-day period shall constitute a rejection of such offer.  The rental rate and term of occupancy applicable to the Additional Space shall be as determined by Landlord in its sole discretion.  If Landlord’s offer is rejected or deemed rejected, the Landlord shall be free to let the Additional Space to any person, on terms and conditions determined by Landlord (which may be more or less advantageous than those offered to Tenant).  If Landlord has not received a proposal from a potential tenant that leads to the consummation of a lease for the Additional Space within six (6) months of the date Tenant rejects or is deemed to have rejected Landlord’s offer, then Landlord shall not let the Additional Space without re-offering the same to Tenant pursuant to the terms of this Section.  No brokerage commissions or fees shall be payable by Landlord in connection with any such expansion.  This Section shall not apply (i) to any use or leasing of the Additional Space by Landlord or any affiliate of Landlord, (ii) to the renewal or modification of the lease of any existing tenant, or (iii) the exercise of any option to extend the term of any lease or exercise of or any other right by any existing tenant. The Right of First Offer provided in this Section is personal to Tenant, the original tenant, and can not be transferred to, or exercised, by any other person or entity. Additionally, this Right of First Offer shall expire on the expiration or earlier termination of the Term of this Lease.

25.          TENANT IMPROVEMENTS.

25.1     Space Plan; Construction.

           (a)  Landlord shall arrange to have certain tenant improvements (the “Tenant Improvements”) constructed in the Premises.  The Tenant Improvement programming and design will be contracted with a designer reasonably acceptable to Landlord.  The Tenant Improvement designer shall prepare working drawings except mechanical, engineering and plumbing, which shall be prepared on a design-build basis by Burger Construction.  Such Tenant Improvements shall be substantially set forth on a space plans to be agreed to by Landlord and Tenant (the "Space Plan").  The construction of the Tenant Improvements shall be arranged and paid for directly (up to the amount of the Tenant Improvement Allowance) by Landlord, as soon as reasonably practical after the full execution of this Lease.  As used herein, the term "Tenant Improvements" (and the costs associated therewith) include the preparation of drawings, plans and specifications, permit fees, design, architectural, engineering and consultant fees, and all other work and costs associated with the construction of the Tenant Improvements (collectively, "Tenant Improvement Costs").  Tenant agrees that Landlord's obligations with respect to the alteration and improvement of the Premises is limited strictly to the items and tasks particularly described on the plans and specifications to be approved by Tenant as set forth herein, and that Landlord shall have no obligation to provide or pay for any item or service not specifically detailed thereon, and that Landlord’s obligation  to pay for the Tenant Improvements is limited to the Tenant Improvement Allowance set forth in Section 1.16 hereof. Tenant further acknowledges and agrees that Tenant shall be responsible for and shall pay for any cost attributed to the Tenant Improvements that exceed the Tenant Improvement Allowance.

           (b)  For clarity, the Tenant Improvement Allowance includes an allowance for Tenant’s purchase of furniture, fixtures and equipment (“FF&E”) up to the amount provided in section 25.4 below.  If Landlord and Tenant mutually agree that additional Tenant Improvements in the Premises are to be paid for by the Tenant, the improvements shall be done by the Landlord’s contractor and Tenant shall promptly reimburse Landlord for the cost of the work.

25.2       Changes to Tenant Improvements.   In addition, if Tenant desires any material changes or additions to or modifications of the Tenant Improvements shown on the approved Space Plan, Tenant shall request such changes in writing, which request shall be accompanied by a sufficiently detailed description of the requested change, and, if requested by Landlord, a set of working drawings for such requested change.  Landlord shall have the right to approve such requested change, or disapprove such requested change if in Landlord's sole judgment the requested change will have an adverse effect on the value or other characteristics of the Premises for resale or re-letting.  If Landlord does approve such requested change, Tenant shall bear 100% of the increased Tenant Improvement Costs attributable to such changes (and shall deposit 100% of the cost of the work covered by such change order with Landlord prior to Landlord commencing such changes).  Tenant shall additionally bear 100% of the Tenant Improvement Costs and other liabilities and consequences of any delays in the work caused by the integration of such change, any delays in the work to be done caused by Tenant, and any deficiencies, errors or omissions in any plans, specifications or other documents provided by Tenant.  Any delay in the completion of the Tenant Improvements caused by Tenant's change orders or otherwise by Tenant shall not delay the Commencement Date nor the time when rent under the Lease shall begin to accrues and to be payable.

25.3       Tenant Responsibilities.  It is specifically understood that Landlord does not now make nor in the future will make any representation or warranty with respect to the suitability for Tenant's use of the Premises, as the same will be improved by the work to be done in accordance with the plans and specifications to be approved by Tenant as set forth herein.  If for any reason and at any time after Tenant occupies the Premises following build out of the Tenant Improvements and approval by the City of Carlsbad, any board or agency of the City of Carlsbad, or any other governmental authority having jurisdiction (i) imposes any additional requirements with respect to the improvement of the Premises or any other part of the Project, (ii) requires any additional or different systems or equipment to be installed and/or maintained in or at the Premises or any other part of the Project, or (iii) requires any changes to the Plans and Specifications, and if any such imposition or requirement arises out of or is connected with in any way Tenant's contemplated or actual use of the Premises or any part thereof, then Tenant shall bear all of the cost and expense of complying with such imposition or requirement, and all costs of any delay occasioned thereby, and any rent otherwise due and not abated hereunder shall not be abated during any such period of delay.  Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any such imposition, requirement or delay.  In particular, Tenant shall do and/or bear the costs of any and all construction, alterations, improvements and retrofittings required to be made to the Premises and/or the Project, arising out of any such imposition, requirement or delay.

 25.4.          FF&E Allowance.  Tenant, shall, at its option, be reimbursed by Landlord (within 30 days of receipt by Landlord of the documentation set forth herein) or entitled to a credit against its  payments of rent due hereunder of up to $5.00 per rentable square foot (which based on 28,458 rentable square feet equals  $142,290.00 )  to reimburse Tenant for expenses incurred by Tenant to purchase furniture, fixtures and equipment (“FF&E”) for the Premises; said credit or payment to be provided (a) to the extent that the Tenant Improvement Allowance exceeds the cost of the Tenant Improvements and (b) upon Tenant providing to Landlord reasonable written documentation showing the costs incurred by Tenant for such items and verification by Landlord that such FF&E is located within the Premises.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND/OR SIGNATURE BY TENANT IS NOT A COMMITMENT BY LANDLORD OR ITS AGENTS TO RESERVE THE PREMISES OR TO LEASE THE PREMISES TO TENANT OR ANY OTHER PERSON.  THIS LEASE SHALL BECOME EFFECTIVE AND LEGALLY BINDING ONLY UPON FULL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.  UNTIL LANDLORD DELIVERS A FULLY EXECUTED COUNTERPART HEREOF TO TENANT, LANDLORD HAS THE RIGHT TO OFFER AND TO LEASE THE PREMISES TO ANY OTHER PERSON TO THE EXCLUSION OF TENANT.

EXECUTED, by Landlord and Tenant as of the date first written above.

TENANT:

By:	/s/ Michael Bush
Title:	President and CEO

By:	/s/ Kendra Berger
Title:	CFO

LANDLORD:

BECKMAN/CARLSBAD, I, LLC, a California limited liability company

By:	Willian Beckman

EXHIBIT "A"
PRELIMINARY SPACE PLAN

EXHIBIT "B"
RULES AND REGULATIONS

The following Rules and Regulations shall apply to the Project. Tenant agrees to comply with the same and to require its agents, employees, contractors, customers and invitees to comply with the same.  Landlord shall have the right from time to time to amend or supplement these Rules and Regulations, and Tenant agrees to comply, and to require its agents, employees, contractors, customers and invitees to comply, with such amended or supplemented Rules and Regulations, provided that (a) notice of such amended or supplemental Rules and Regulations is given to Tenant, and (b) such amended or supplemental Rules and Regulations apply uniformly to all tenants of the Project.  If Tenant or its subtenants, employees, agents, or invitees violate any of these Rules and Regulations, resulting in any damage to the Project or increased costs of maintenance of the Project, or causing Landlord to incur expenses to enforce the Rules and Regulations, Tenant shall pay all such costs to Landlord as Additional Rent. In the event of any conflict between the Lease and these or any amended or supplemental Rules and Regulations, the provisions of the Lease shall control.

1.
All garbage and refuse shall be disposed of in the Landlord-designated location outside of the Premises, shall be placed in the kind of container specified by Landlord, and shall be prepared for collection in the manner and at the times and places specified by Landlord.  . Tenant shall not burn any trash or garbage of any kind in or about the Premises.  If Landlord supplies janitorial services to the Premises, Tenant shall not, without Landlord's prior written consent, employ any person or persons other than Landlord's janitorial service to clean the Premises.

2.
No aerial, satellite dish, transceiver, or other electronic communication equipment shall be erected on the roof or exterior walls of the Premises, or in any other part of the Project, without Landlord's prior written consent, which Landlord may or may not provide in its sole discretion.  Any aerial, satellite dish, transceiver, or other electronic communication equipment so installed without Landlord's prior written consent shall be subject to removal by Landlord without notice at any time and without liability to Landlord.

3.
No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without Landlord's prior written consent. Tenant shall conduct its business in a quiet and orderly manner so as not to create unnecessary or unreasonable noise.  Tenant shall not cause or permit any obnoxious or foul odors that disturb the public or other occupants of the Project.  If Tenant operates any machinery or mechanical equipment that causes noise or vibration that is transmitted to the structure or parts of the Project to such a degree as to be objectionable to Landlord or to any other occupant of the Project, Tenant shall install and maintain, at Tenant's expense, such vibration eliminators or other devices sufficient to eliminate the objectionable noise or vibration.

4.
Tenant shall keep the outside areas immediately adjoining the Premises clean and free from dirt, rubbish, delivered items and other materials to the satisfaction of Landlord.  If Tenant fails to cause such outside areas to be maintained as required within twelve (12) hours after verbal notice that the same do not so comply, Tenant shall pay a fee equal to the greater of Fifty Dollars ($50.00) or the costs incurred by Landlord to clean up such outside areas.

5.
Tenant shall not store any merchandise, inventory, equipment, supplies, finished or semi-finished products, raw materials or other articles of any nature outside the Premises without Landlord's prior written consent.

6.
Tenant and Tenant's subtenants, employees, agents, or invitees shall park only the number of cars allowed under the Lease and only in those portions of the parking area designated for that purpose by Landlord.  Upon request by Landlord, Tenant shall provide the license plate numbers of the cars of Tenant and Tenant's employees in order to facilitate enforcement of this regulation.  Tenant and Tenant's employees shall not store vehicles or equipment in the parking areas, or park in such a manner as to block any of the accessways serving the Project and its occupants.

7.
The Premises shall not be used for lodging, sleeping, cooking, or for any immoral or illegal purposes, or for any purpose that will damage the Premises or the reputation thereof.  Landlord reserves the right to expel from the Project any person who is intoxicated or under the influence of liquor or drugs or who shall act in violation of any of these Rules and Regulations.  Tenant shall not conduct or permit any sale by auction on the Premises.  No video, pinball, or similar electronic game machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

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8.	Neither Tenant nor Tenant's employees or agents shall disturb, solicit, or canvas any occupant of the Project, and Tenant shall take reasonable steps to discourage others from doing the same.

9.
Tenant shall not keep in, or allow to be brought into, the Premises or Project any pet, bird or other animal, other than "seeing-eye" dogs or other animals under the control of and specifically assisting any disabled person.

10.
The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be disposed of therein.  The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.  Tenant shall not waste or use any excessive or unusual amount of water.

11.
If required by circumstances unique to Tenant’s use and occupancy of the Premises, Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

12.	Intentionally Omitted.

13.
Tenant shall notify Landlord no less than 24 hours in advance of its intentions to move freight, furniture, fixtures, equipment, inventory or other  substantial items into or out of the Premises or other portions of the Project. Tenant shall be responsible for repair of any damage caused by the moving of freight, furniture or other objects into, within, or out of the Premises or the Project.  No heavy objects (such as safes, furniture, equipment, freight, etc.) shall be placed upon any floor without Landlord's prior written approval as to the adequacy of the allowable floor loading at the point where the objects are intended to be moved or stored.  Landlord may specify the time of moving to minimize any inconvenience to other occupants of the Project.  Prior to Tenant moving any of the items references in this paragraph, Tenant shall place plywood or fiberboard approved by the Landlord over the full path of travel from the point of loading/unloading to and from the Premises.  If Tenant is utilizing the elevator for all or a portion of the moving, Tenant shall always use Landlord-approved elevator blankets, elevator floor protection and elevator lobby frame protection.

14.
Without Landlord's prior written consent, no drapes or sunscreens of any nature shall be installed in the Premises and the sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the building shall not be covered or obstructed.  Tenant shall not mark, drive nails, screw or drill into, paint, or in any way deface any surface or part of the Project. Notwithstanding the foregoing, Tenant may hang pictures, blackboards, or similar objects, provided Tenant first confirms that doing so will not damage plumbing, wiring or other building systems.  The expense of repairing any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by Tenant.

15.
No electrical wiring, electrical apparatus, or additional electrical outlets shall be installed in the Premises without Landlord's prior written approval.  Any such installation not so approved by Landlord may be removed by Landlord at Tenant's expense.  Tenant may not alter any existing electrical outlets or overburden them beyond their designed capacity.  Landlord reserves the right to enter the Premises, with reasonable notice to Tenant, for the purpose of installing additional electrical wiring, plumbing and other utilities for the benefit of Tenant or adjoining tenants.  Landlord will direct electricians as to where and how telephone and affixed wires are to be installed in the Premises.  The location of telephones, call boxes, and other equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

16.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

18.	If Tenant occupies any air-conditioned space, Tenant shall keep entry doors opening onto corridors, lobby or courtyard closed at all times.

19.
Tenant shall not paint any wall of the Premises without Landlord's prior written consent.  Prior to surrendering the Premises upon expiration or termination of the Lease, Tenant shall restore the wall to its original condition as of the Commencement Date, reasonable wear and tear excepted.  Tenant shall not affix any floor covering to the floor of the Premises except as approved by Landlord.

20.
Any directory of the Project will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.  Except for the initial signage as described in the Lease, Tenant shall pay the costs of having Tenant's name added or changed to any building directory or door signage.

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21.
Landlord reserves the right at any time to exclude or expel from the Project any person who, in Landlord's judgment, is in violation of any of the Project Rules and Regulations.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.

_________________________________________
Tenant's Initials

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SCHEDULE 1
DISCLOSURE OF ACTIONS AND RIGHTS UNDER SECTION 12.3(a)